Exhibit 2.1

                                                                  EXECUTION COPY


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                                     AMENDED



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                                   3M COMPANY,




                           STEELER MERGER CORPORATION,



                               STEELER MERGER LLC



                                       AND



                             HIGHJUMP SOFTWARE, INC.



                          Dated as of January 14, 2004



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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I THE MERGER..........................................................2

      1.01.   Merger..........................................................2
      1.02.   Effective Time of the Merger....................................2
      1.03.   Articles of Incorporation and Bylaws of the Surviving
              Corporation.....................................................2
      1.04.   Board of Directors and Officers of the Surviving
              Corporation.....................................................2
      1.05.   Conversion of Shares; Merger Consideration......................3
      1.06.   Additional Consideration........................................5
      1.07.   Appraisal Rights................................................5
      1.08.   Stock Options...................................................6
      1.09.   Payment for Shares..............................................6
      1.10.   Distribution of Cash Flow Holdback..............................7
      1.11.   No Further Rights or Transfers..................................8
      1.12.   Tax Treatment...................................................8

ARTICLE II CLOSING............................................................9

      2.01.   Generally.......................................................9
      2.02.   Deliveries at the Closing.......................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................9

      3.01.   Organization, Standing, Qualification...........................9
      3.02.   Capitalization.................................................10
      3.03.   Authorization and Execution....................................10
      3.04.   No Conflicts...................................................11
      3.05.   Financial Statements...........................................11
      3.06.   Absence of Certain Changes or Events...........................12
      3.07.   Tax Matters....................................................12
      3.08.   Real Property..................................................14
      3.09.   Title to Properties............................................15
      3.10.   Material Contracts.............................................15
      3.11.   Intellectual Property..........................................16
      3.12.   Litigation.....................................................20
      3.13.   Permits, Licenses, Authorizations; Compliance with Laws........20
      3.14.   Retirement and Benefit Plans...................................20
      3.15.   Employees......................................................22
      3.16.   Environmental Matters..........................................24
      3.17.   Insurance......................................................25
      3.18.   Customer Relationships.........................................25
      3.19.   Product Warranty...............................................26
      3.20.   Conditions Affecting Business..................................26
      3.21.   No Brokers or Finders..........................................26

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      3.22.   Disclosure.....................................................26
      3.23.   Sole Representations and Warranties............................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY....27

      4.01.   Organization, Good Standing, Equity Ownership..................27
      4.02.   Authorization and Execution....................................27
      4.03.   No Conflicts...................................................27
      4.04.   Litigation.....................................................28
      4.05.   SEC Filings; Financial Statements..............................28
      4.06.   No Brokers or Finders..........................................28
      4.07.   Interim Operations of Merger Subsidiary........................28
      4.08.   Sole Representations and Warranties............................29

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME...............29

      5.01.   Operation of Business of the Company Until Effective Time......29
      5.02.   Shareholder Approval...........................................30
      5.03.   No Shopping....................................................30
      5.04.   Access to Information..........................................31
      5.05.   Confidentiality Agreement......................................31
      5.06.   Deposit of Escrowed Funds......................................31
      5.07.   Reasonable Efforts.............................................31
      5.08.   Amendment of Disclosure Schedules..............................31
      5.09.   Employment Agreements..........................................32
      5.10.   Incentive Programs.............................................32
      5.11.   Retention Program..............................................32
      5.12.   Registration and Listing of Shares.............................32
      5.13.   Restrictive Legend on Shares...................................32
      5.14.   Taxes on Transfer..............................................33
      5.15.   Conditions to Parent's Obligation to File Registration
              Statement......................................................33
      5.16.   Investment Representations.....................................33
      5.17.   Stock Ownership Plan...........................................33
      5.18.   Non-Solicitation Agreements....................................34
      5.19.   Redemption of Shares...........................................34
      5.20.   Resignation of Employees.......................................34

ARTICLE VI CONDITIONS PRECEDENT..............................................34

      6.01.   Conditions to the Obligations of Parent and Merger Subsidiary..34
      6.02.   Conditions to the Obligations of the Company...................36

ARTICLE VII CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME................37

      7.01.   Indemnification................................................37
      7.02.   Directors and Officers Liability Insurance.....................37
      7.03.   Confidentiality................................................37

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      7.04.   Employment Following Effective Time............................38
      7.05.   Completion of Merger between New LLC and the Company...........38

ARTICLE VIII TERMINATION AND ABANDONMENT.....................................38

      8.01.   Generally......................................................38
      8.02.   Procedure and Effect of Termination and Abandonment............39

ARTICLE IX SHAREHOLDER REPRESENTATIVE........................................39

      9.01.   Designation....................................................39
      9.02.   Authority......................................................39
      9.03.   Resignation....................................................40
      9.04.   Reliance by Third Parties on the Shareholder Representative's
              Authority......................................................40
      9.05.   Exculpation and Indemnification................................40

ARTICLE X INDEMNIFICATION....................................................41

      10.01.  Indemnification by the Shareholders............................41
      10.02.  Indemnification by Parent, Merger Subsidiary and New LLC.......41
      10.03.  Notice of Third-Party Claims...................................42
      10.04.  Defense of Third-Party Claims..................................42
      10.05.  Notice of Other Claims.........................................43
      10.06.  Access and Cooperation.........................................43
      10.07.  Term of Indemnities............................................43
      10.08.  Limitations on Liability.......................................43
      10.09.  Indemnification Escrow Amount and Term.........................45
      10.10.  Indemnity Definitions..........................................45

ARTICLE XI MISCELLANEOUS PROVISIONS..........................................47

      11.01.  Survival of Representations, Warranties and Covenants of the
              Company, Parent and Merger Subsidiary..........................47
      11.02.  Amendment and Modification.....................................47
      11.03.  Waiver of Compliance; Consents.................................47
      11.04.  Expenses.......................................................47
      11.05.  Press Releases and Public Announcements........................47
      11.06.  Additional Agreements..........................................48
      11.07.  Notices........................................................48
      11.08.  Assignment.....................................................49
      11.09.  Interpretation.................................................49
      11.10.  Dispute Resolution.............................................49
      11.11.  Governing Law..................................................50
      11.12.  Counterparts...................................................50
      11.13.  Headings; Internal References..................................50
      11.14.  Number; Gender.................................................50
      11.15.  Entire Agreement...............................................50

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Exhibit 2.1


      11.16.  Enforcement....................................................50
      11.17.  Waiver.........................................................51
      11.18.  Severability...................................................51
      11.19.  Disclosure Schedules...........................................51
      11.20.  Definitions....................................................52

EXHIBITS

Exhibit A   -  Form of Escrow Agreement
Exhibit B   -  Key Employee Matters
Exhibit C   -  Form of Incentive Program 1
Exhibit D   -  Form of Incentive Program 2
Exhibit E   -  Form of Retention Program



















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                                                                  EXECUTION COPY

                      AMENDED AGREEMENT AND PLAN OF MERGER


         THIS AMENDED AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of January 14, 2004, by and among 3M COMPANY, a Delaware corporation ("Parent"), STEELER MERGER CORPORATION, a Minnesota corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), STEELER MERGER LLC, a Delaware limited liability company and wholly owned subsidiary of Parent ("New LLC"), and HIGHJUMP SOFTWARE, INC., a Minnesota corporation (the "Company").

                                    RECITALS


         A. Parent, Merger Subsidiary, the Company and New LLC previously executed and delivered an Agreement and Plan of Merger dated as of December 23, 2003 (the "Original Merger Agreement") and desire to amend and restate the Original Merger Agreement in order to make certain technical changes, the primary purpose of which is to facilitate compliance with United States federal securities laws.

         B. The Boards of Directors of Parent, Merger Subsidiary and the Company have determined that it is advisable and in the best interests of their respective shareholders that the parties consummate the business combination provided for herein in which Merger Subsidiary will merge with and into the Company with the Company being the surviving corporation in the merger (the "Merger").

         C. Immediately following the Merger, and in any event no later than the next business day following the Merger, Parent will cause the Company to merge with and into New LLC.

         D. Parent, as the sole shareholder of Merger Subsidiary, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to actions taken in accordance with the requirements of the Minnesota Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL").

         E. The Board of Directors of the Company has determined that the Merger is advisable and in the best interests of the Company and its shareholders and has directed that this Agreement be submitted to a vote of the shareholders of the Company (the "Shareholders").

         F. The Merger, immediately followed by the merger of the Company with and into New LLC, is intended to be an integrated transaction that qualifies as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code")

         G. Reference is made to Section 11.20 hereof, which lists the Sections within this Agreement where each capitalized term used herein is defined.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.01. MERGER. At the Effective Time (as hereinafter defined) and in accordance with the terms and subject to the conditions set forth in this Agreement and the MBCA, the Merger Subsidiary shall be merged with and into the Company , the separate corporate existence of the Merger Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the Surviving Corporation shall thereupon and thereafter possess all the rights and obligations of each of the constituent corporations in accordance with the MBCA. At the Effective Time, the Merger shall have the other effects provided in the applicable provisions of the MBCA. As set forth in Section 7.05 below, as soon as possible thereafter, but not later than the close of business on the first business day immediately following the Effective Time, the Surviving Corporation, as part of a single plan to which the Merger is a part, shall be merged with and into New LLC in accordance with the provisions of Minnesota law and the Delaware General Corporation Law, such that, after giving effect to such merger, New LLC shall ultimately be the surviving entity in the Merger, and, where appropriate, the term Surviving Corporation shall refer to New LLC.

         1.02. EFFECTIVE TIME OF THE MERGER. Concurrently with the Closing (as hereinafter defined), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger"), in such form as required by, and executed in accordance with, the applicable provisions of the MBCA, with the Secretary of State of the State of Minnesota and shall make all other filings or recordings required under the MBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with the MBCA or such later date or time as the parties shall agree and specify in the Articles of Merger. The term "Effective Time" shall mean the date and time the Merger becomes effective in accordance with the MBCA.

         1.03. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Minnesota and such Articles of Incorporation. The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until further amended in accordance with the laws of the State of Minnesota, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         1.04. BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until the


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expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

         1.05. CONVERSION OF SHARES; MERGER CONSIDERATION.

                  (a) Parent shall pay to the holders of convertible preferred stock, preferred stock, common stock, warrants, stock options, and any other securities or ownership rights in Company, an aggregate merger consideration of $68,000,000. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities, $68,000,000 in aggregate merger consideration shall be paid by Parent as follows:

                           (i) each holder of shares of common stock of the
                  Company issued and outstanding immediately prior to the Effective Time (other than with respect to any shares of Company Common Stock with respect to which such holders thereof have perfected appraisal rights pursuant to Section 1.07, and any shares redeemed by the Company pursuant to
                  Section 5.19) shall receive the consideration set forth across from such holder's name on Schedule 1.05, as such schedule shall be updated by the parties hereto immediately prior to the Effective Time to reflect any exercise of outstanding stock options or redemption of shares between the date of the Original Merger Agreement and the Effective Time, in shares of common stock of Parent ("Parent Common Stock") based upon the Parent Share Value (as hereinafter defined) as of the day before the Closing Date;

                           (ii) each holder of shares of preferred stock of the
                  Company issued and outstanding immediately prior to the Effective Time (other than with respect to any shares of preferred stock of the Company which such holders thereof have perfected appraisal rights pursuant to Section 1.07) and warrants to acquire shares of preferred stock of the Company and each holder of warrants outstanding immediately prior to the Effective Time (collectively, the "Warrants") shall receive consideration in the amounts set forth across from such holder's name on Schedule 1.05, as such schedule shall be updated by the parties hereto immediately prior to the Effective Time to reflect any exercise of outstanding stock options or redemption of shares between the date of the Original Merger Agreement and the Effective Time, in cash and/or shares of Parent Common Stock based upon the Parent Share Value (as hereinafter defined) as of the day before the Closing Date.

                           (iii) each option to acquire shares of common stock
                  of the Company outstanding immediately prior to the Effective Time shall be cancelled in exchange for a cash payment described in Section 1.08 and Schedule 1.08, as such schedule shall be updated by the parties hereto immediately prior to the Effective Time to reflect any exercise, expiration or termination of outstanding stock



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                  options between the date of the Original Merger Agreement and the Effective Time.

                           (iv) all other securities of the Company shall be
                  cancelled and shall have no further force and effect, and the holders of such securities shall have no right to receive any portion of the consideration payable by Parent under this Agreement; and

                           (v) each share of common stock, $0.01 par value per
                  share, of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

                  (b) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the amounts of shares of Parent Common Stock issuable pursuant to this Agreement shall be appropriately adjusted.

                  (c) Notwithstanding any other provision in this Agreement to the contrary, the sum of (i) the total aggregate amount of cash that will be paid in the Merger pursuant to this Section 1.05, (ii) any cash amounts to be paid in exchange for fractional shares, (iii) any cash amounts to be paid for Dissenting Shares pursuant to Section 1.07, (iv) any other amounts paid by Parent or the Company to or on behalf of any shareholder of the Company in connection with the sale or other disposition of any shares of capital stock of the Company in connection with the Merger for purpose of Treasury Regulation Section 1.368-1(e), and (v) the amount of any extraordinary dividend (including any cash distributions and payments made pursuant to Section 1.06) distributed and paid by the Company prior to and in connection with the Merger (the sum of these amounts, the "Aggregate Cash Amount") shall not exceed 50% of the Aggregate Consideration (as defined in this Section). The "Aggregate Consideration" shall equal the sum of (i) the Aggregate Cash Amount, plus (ii) the number of shares of Parent Common Stock to be issued in the Merger times the average of the highest and lowest quoted trading price of Parent Common Stock on the date of the Effective Time. If the Aggregate Cash Amount would exceed 50% of the Aggregate Consideration, the number of shares of Parent Common Stock that would be issued to holders of capital stock of the Company shall be increased and the amount of cash that would be issued to the holders of capital stock of the Company shall be decreased so that the Aggregate Cash Amount does not exceed 50% of the Aggregate Consideration. The foregoing adjustments shall be applied in a manner such that after such adjustments the sum of (i) the Aggregate Cash Amount and (ii) the product of the number of shares of Parent Common Stock to be issued in the Merger multiplied by the Parent Share Value as of the day immediately prior to the Closing Date, shall be equal to such sum absent such adjustments.

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                  (d) For purposes of this Agreement, "Parent Share Value" means the average of the daily closing prices of a share of Parent Common Stock (calculated to the nearest 0.0001) on The New York Stock
         Exchange, as reported in the New York Edition of the Wall Street Journal, for the ten (10) consecutive trading days immediately preceding and including the applicable date.

         1.06. ADDITIONAL CONSIDERATION.

                  (a) Immediately prior to the Effective Time, those persons whose names are listed on Schedule 1.06(a), including certain holders of shares of capital stock of the Company, holders of Stock Options (as hereinafter defined) and an adviser to the Company, shall be entitled to receive a cash distribution from the Company in the amounts set forth across from such persons' names on Schedule 1.06(a), as such schedule shall be updated by the parties hereto immediately prior to the Effective Time to reflect any exercise, expiration or termination of outstanding stock options or redemption of shares between the date of the Original Merger Agreement and the Effective Time. Prior to the Closing, the Company shall prepare and deliver to Parent a balance sheet of the Company as of December 9, 2003 (the "Closing Balance Sheet"). The Cash balance on the Closing Balance Sheet up to $14,000,000 (less any required tax withholding) shall be distributed as set forth in Schedule 1.06(a) until working capital equals $500,000 (the amount payable in accordance with the foregoing being referred to herein as "Closing Cash Consideration").

                  (b) If the Closing Balance Sheet shows a Cash Balance greater than the sum of $14,000,000 and the aggregate amount of legal and accounting fees of the Company incurred in connection with the Merger (the "Transaction Fees"), then the Cash Balance in excess of the sum of $14,000,000 and the Transaction Fees shall be distributed pro rata to the holders of capital stock in the Company until working capital, after deducting (i) the sum of the amounts distributed under Sections 1.06(a) and 1.06(b) and (ii) the Transaction Fees, equals $500,000 (the amount payable in accordance with the foregoing being referred to herein as "Additional Closing Cash Consideration").

         1.07. APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, each share (if any) of capital stock of the Company issued and outstanding immediately before the Effective Time for which the holder has properly exercised and perfected such holder's demand for appraisal rights under Sections 302A.471 and 302A.473 of the MBCA (each a "Dissenting Share") shall not be converted into the right to receive its portion of the consideration specified in Sections 1.05 and 1.06 at or after the Effective Time unless and until the holder of such shares withdraws such holder's demand for appraisal rights or becomes ineligible for appraisal rights. If any such holder fails to perfect (or otherwise loses) any such appraisal rights, then each such share of such holder shall be treated as a share that had been converted as of the Effective Time into the right to receive its portion of the merger consideration specified in Sections 1.05 and 1.06, without interest. The Company shall give prompt notice to Parent of each demand received by the Company for payment of fair value of Common Stock, and Parent shall have the right to participate in negotiations and proceedings regarding each such demand. The Company shall not, except with prior written consent of Parent, settle or make any payment regarding any such demand. Each person holding of record


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or beneficially owning Dissenting Shares who becomes entitled under Sections
302A.471 and 302A.473 of the MBCA and this Section 1.07 to payment of the fair value of such Dissenting Shares (and any other payments required by Sections 302A.471 and 302A.473 of the MBCA) shall receive payment therefor from the Surviving Corporation.

         1.08. STOCK OPTIONS. At or immediately prior to the Effective Time, each then outstanding Stock Option (as hereinafter defined) shall be canceled by the Company in exchange for a cash payment by the Company to the holder of such Stock Option equal to the difference between (a) the per share amount based upon
(i) the total consideration to be paid to the holders of shares of common stock, Stock Options and Warrants and preferred stock, on an as converted basis, of the Company issued and outstanding as of immediately prior to the Effective Time (the "Fully Diluted Shares"), divided by (ii) the number of Fully Diluted Shares, and (b) the per share exercise price under the applicable option agreement multiplied by the number of Stock Options held. The aggregate amount payable to the holders of Stock Options under this Section 1.08 is set forth on
Schedule 1.08 (which schedule shall be updated by the parties hereto immediately prior to the Effective Time to reflect any exercise, expiration or termination of outstanding stock options between the date of the Original Merger Agreement and the Effective Time) and is referred to herein as the "Option Settlement Amount." Each such cancellation and payment shall occur pursuant to the terms and conditions established for such cancellation in the applicable stock option agreement and the Company's Second Amended and Restated 2000 Stock Option Plan (the "2000 Plan"). Parent shall fund the total amount set forth in Schedule 1.08 in the column "Paid Out of Merger Consideration" at or immediately prior to the Effective Time through a cash payment to the Company, after which the Company shall pay to each holder of Stock Options an amount calculated in accordance with this Section 1.08 and as set forth in Schedule 1.08 (less any applicable withholding Taxes). Payment of the Option Settlement Amount in this manner shall be considered part of and to satisfy in part Parent's obligation to pay the aggregate merger consideration of $68,000,000 pursuant to Section 1.05. For purposes of this Agreement, "Stock Options" means the options to purchase shares of common stock of the Company outstanding immediately prior to the Effective Time.

         1.09. PAYMENT FOR SHARES.

                  (a) At and after the Effective Time, each holder of a certificate or certificates representing shares of Common Stock canceled and extinguished at the Effective Time may surrender such certificate or certificates to the Parent, to effect the exchange of such certificate or certificates on such holder's behalf. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented shares of Common Stock shall be deemed to represent and evidence only the right to receive the portion of the merger consideration to be paid therefor as set forth in Sections 1.05 and 1.06 and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof.

                  (b) The Parent shall deliver to the Escrow Agent at the Effective Time (i) $3,400,000 (the "Indemnification Escrow Amount") and
         (ii) $500,000 (the "Cash Flow Holdback"), to be held by the Escrow Agent subject to the terms and conditions of this Agreement and the Escrow Agreement, and the Indemnification Escrow Amount and Cash Flow Holdback (collectively, the "Escrowed Funds") shall be deducted from the



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

         amounts otherwise payable to the holders of common stock and preferred stock of the Company pursuant to Section 1.05, as described in Schedule 1.05.

                  (c) If payment is to be made to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Company any transfer and other taxes required by reason of such payment in any name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Company that such tax either has been paid or is not payable.

                  (d) No interest shall accrue or be payable with respect to any, amounts which a holder of shares of capital stock of the Company, Stock Options or Warrants shall be so entitled to receive. Parent and the Surviving Corporation shall be authorized to pay the consideration attributable to any certificate previously issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of securities represented thereby and of appropriate indemnification.

         1.10. DISTRIBUTION OF CASH FLOW HOLDBACK.

                  (a) Within 210 days following the Closing Date, Parent shall deliver to the Stockholders' Representatives a statement of cash flows (the "PROPOSED FINAL CASH FLOW STATEMENT") reflecting Parent's determination of the amount of cash flows generated by the Company from continuing operations of the Company during the six-month period immediately following the Closing Date and ending on the six-month anniversary of the Closing Date, without taking into account any general corporate allocations of Parent to the Company that do not specifically relate to the business of the Company, all in accordance with Schedule 1.10 hereto (the "PROPOSED CASH FLOW AMOUNT"), together with the books, records, work papers and similar documentation used in Parent's calculation of the Proposed Cash Flow Amount.

                  (b) After receipt of the Proposed Final Cash Flow Statement, the Stockholders' Representatives shall have thirty (30) days to review the Proposed Final Cash Flow Statement, together with the books, records, workpapers and similar documentation used by Parent in its preparation and calculation of the Proposed Cash Flow Amount, and shall have access to the Company's books, records and personnel upon reasonable notice and during normal business hours in conducting such review. The Proposed Final Cash Flow Statement and the Proposed Cash Flow Amount shall become final and binding (in their final and binding form, after resolution of any disputes hereunder, the "FINAL CASH FLOW STATEMENT" and the "FINAL CASH FLOW AMOUNT", respectively) on the thirtieth day following receipt thereof by the Stockholders' Representatives unless the Stockholders' Representatives give written notice of their disagreement (a "NOTICE OF DISAGREEMENT") to Parent prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted. If a timely Notice of Disagreement is delivered by the Stockholders' Representatives, then the parties shall work in good faith to resolve such disagreement, and if the parties cannot resolve such disagreement within thirty (30) days after delivery by the Stockholders' Representatives of the Notice of Disagreement to the Proposed Final Cash Flow Statement and Proposed Cash Flow Amount, such disagreement shall be referred to a nationally recognized "Big Four" independent accounting firm mutually satisfactory to Parent and the Stockholders' Representatives (the "REVIEWING PARTY"), which shall be directed to resolve such disagreement within thirty (30) days thereafter, and whose decision shall be final and binding on all parties.

                  (c) The fees and expenses of the Reviewing Party retained pursuant to this Section 1.10 shall be paid as follows:

                           (i) if the Reviewing Party determines that the Final
                  Cash Flow Amount is greater than the Proposed Cash Flow Amount, all of the fees and expenses of the Reviewing Party shall be borne by Parent; and

                           (ii) if the Reviewing Party determines that the Final
                  Cash Flow Amount is equal to or less than the Proposed Cash Flow Amount, all of the fees and expenses of the Reviewing Party shall be disbursed from the Indemnification Escrow Amount.

                  (d) If the Final Cash Flow Amount is equal to or greater than $1.00, Parent shall cause the Escrow Agent to distribute the Cash Flow Holdback to the Stockholders' Representatives, for further payment pro rata to the former holders of capital stock of the Company, within three business days following the date on which the Final Cash Flow Statement is determined. If the Final Cash Flow Amount is less than zero, Parent shall cause the Escrow Agent to distribute (i) the Cash Flow Holdback, plus (ii) the amount of the Final Cash Flow Amount, to the Stockholders' Representatives for further payment pro rata to the former holders of capital stock of the Company. Any remaining Cash Flow Holdback shall be distributed to the Parent within three business days following the date on which the Final Cash Flow Statement is determined.

         1.11. NO FURTHER RIGHTS OR TRANSFERS. At the Effective Time, all shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of capital stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a Shareholder with respect to the shares of capital stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided pursuant to Sections 1.05 and 1.06 hereof or to preserve and perfect such holder's right to receive payment for such holder's shares pursuant to Sections 302A.471 and 302A.473 of the MBCA and Section 1.07 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of capital stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         1.12. TAX TREATMENT. The parties intend that the Merger, considered together with the merger contemplated in Section 7.05 below, be treated as a reorganization described in

Section 368(a) of the Code. The parties to this Agreement shall not take a position on any Tax Returns inconsistent with such treatment unless otherwise required by law.

                                   ARTICLE II

                                     CLOSING

         2.01. GENERALLY. Subject to the fulfillment or waiver of the conditions precedent set forth in Article VI hereof and the termination provisions set forth in Article VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall occur on the last business day of the calendar month during which the first business day following the day on which the fulfillment or waiver of the conditions precedent set forth in Article VI occurs, or on such other date as Parent and the Company may mutually agree (the "Closing Date"). The Closing shall be held at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402, or at such other place as Parent and the Company may mutually agree.

         2.02. DELIVERIES AT THE CLOSING. Subject to the provisions of Articles VI and VIII hereof, at the Closing:

                  (a) There shall be delivered to Parent, Merger Subsidiary and the Company the certificates and other documents and instruments as contemplated under Article V or VI hereof; and

                  (b) The Company and Merger Subsidiary shall cause the Articles of Merger to be filed as provided in Section 1.02 hereof and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Subsidiary that, except as otherwise set forth in the disclosure schedules attached hereto (the "Disclosure Schedules" and each a "Disclosure Schedule"), the statements in this Article III are true and correct as of the date of the Original Merger Agreement (for purposes of this Article III, "the date of this Agreement" shall mean the date of the Original Merger Agreement).

         3.01. ORGANIZATION, STANDING, QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except such jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the business, operations, properties or financial condition of the Company ("Material Adverse Effect");

provided, however, that wherever such term is used in this Agreement, a Material Adverse Effect will not be deemed to have occurred if the change, circumstance, event, effect or state of facts results primarily from (a) a change in general economic conditions, (b) a change in general business conditions in the Company's industry which does not disproportionately affect the Company or (c) the disclosure to the public, or pendency, of the Merger and the transactions contemplated thereby. The copies of the Articles of Incorporation and Bylaws of the Company that have been made available to Parent are complete and correct as of the date of this Agreement, and the minute book of the Company that has been made available to Parent is complete in all material respects and accurately reflects all material action taken prior to the date of this Agreement by the Board of Directors of the Company and the Shareholders.

         3.02. CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 75,000,000 shares, of which 8,700,000 shares are designated Series A Convertible Preferred Stock, 7,300,000 shares are designated Series B Convertible Preferred Stock, 50,000,000 shares are designated Common Stock and 9,000,000 shares are undesignated shares of capital stock. At the date hereof, the issued and outstanding capital stock of the Company consists of 8,646,999 shares of Series A Convertible Preferred Stock, 7,185,116 shares of Series B Convertible Preferred Stock and 20,284,427 shares of Common Stock. Disclosure Schedule 3.02(a) contains a complete and correct list of all record owners of shares of capital stock of the Company and the number of shares owned by each such person, in each case at the date hereof. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. At the date hereof, the Company has no other issued or outstanding shares of capital stock.

                  (b) Disclosure Schedule 3.02(b) contains a complete and correct list of all outstanding and unexercised Stock Options under the Company's 2000 Stock Option Plan, as amended (the "2000 Plan"), specifying the name of each optionee, the date on which each Stock Option was granted, the number of shares of Common Stock that may be purchased pursuant to each Stock Option, the exercise price at which such shares may be purchased, the vesting period for each Stock Option and the expiration date of each Stock Option. Except for the Stock Options and the Warrants and as otherwise set forth on Disclosure
         Schedule 3.02(b), there are no outstanding subscriptions, options, warrants, calls or other agreements or commitments by which the Company is bound in respect of the capital stock of the Company, whether issued or unissued, and no outstanding securities convertible into or exchangeable for any such capital stock.

                  (c) The Company does not own, directly or indirectly, any capital stock or other equity interest in (or any rights to acquire any capital stock of or other equity interest in) any corporation, partnership, joint venture or other entity.

         3.03. AUTHORIZATION AND EXECUTION. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Shareholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and effectively authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the

Shareholder Approval, is necessary to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

         3.04. NO CONFLICTS. Subject to obtaining the Shareholder Approval and except as set forth in Disclosure Schedule 3.04, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in a breach of the Articles of Incorporation or Bylaws, as currently in effect, of the Company, or (ii) except for the filing of the Articles of Merger as required by the MBCA and any filing required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), require any filing with, or consent or approval of, any governmental authority having jurisdiction over any of the business or assets of the Company, or (iii) violate any material statute, regulation, injunction, judgment or order to which the Company is subject, or (iv) result in a material breach of, or constitute a material default or an event which, with the passage of time or the giving of notice or both would constitute a material default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of the Company under any Material Contract (as defined in Section 3.10).

         3.05. FINANCIAL STATEMENTS. The Company has previously delivered to Parent its (i) audited financial statements for the twelve months ended March 31, 2003, and (ii) unaudited financial statements for the six-month period ended September 30, 2003. All of the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements." The audited Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for the periods indicated. The unaudited Financial Statements were prepared by the Company in accordance with generally accepted accounting principles and consistent with the past practices of the Company and fairly present, in all material respects, the financial position of the Company as at the respective dates thereof and the results of operations for the periods indicated, except that all unaudited Financial Statements are subject to normal year-end adjustments and do not contain all footnote disclosures required by generally accepted accounting principles.

         Other than as and to the extent (w) disclosed or reserved against in the balance sheet (the "Base Balance Sheet") dated as of September 30, 2003 (the "Base Balance Sheet Date"), (x) set forth in Disclosure Schedule 3.05, (y) incurred under, or required or permitted to be incurred under, this Agreement, or (z) incurred in the ordinary course of business since the Base Balance Sheet Date, the Company has no material liabilities or obligations required to be disclosed or reserved against on a balance sheet prepared in accordance with generally accepted accounting principles.

         3.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Disclosure Schedule 3.06 or as permitted by Section 5.01 hereof, since the Base Balance Sheet Date and to and including the date of this Agreement:

                  (a) there has not been (i) a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of the capital stock of the Company or any split, combination or reclassification of shares of capital stock declared or made by the Company, (iii) any change in the amount or terms of wages, salary and other compensation paid to, or benefits provided to any current employee or current director of the Company (other than changes that occurred in the ordinary course of business or pursuant to plans, programs or agreements then existing), or termination of the employment of any employee of the Company, or (iv) any commitment or agreement to do any of the foregoing; and

                  (b) there have not been (i) any extraordinary losses suffered,
         (ii) any material assets mortgaged, pledged or made subject to any lien, charge or other encumbrance, (iii) any liability or obligation (absolute, accrued or contingent) incurred or any bad debt, contingency or other reserve increase suffered, except, in each such case, in the ordinary course of business and consistent with past practice, (iv) any claims, liabilities or obligations (absolute, accrued or contingent) paid, discharged or satisfied, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Base Balance Sheet Date, (v) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business and consistent with past practice, (vi) write down of the value of any asset or investment on the Company's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, (vii) any material change in any method of accounting or accounting practice by the Company, except for such changes required by reason of changes in generally accepted accounting principles, (viii) cancellation of any debts or waiver of any claims or rights in excess of $50,000, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible) in excess of $50,000, except, in each such case, in transactions in the ordinary course of business and consistent with past practice, (ix) any single capital expenditure or commitment (other than expenditures under or related to software development contracts) in excess of $50,000 for additions to property or equipment, or aggregate capital expenditures and commitments in excess of $100,000 for additions to property or equipment, (x) any transaction entered into by the Company other than in the ordinary course of business, or (xi) any agreement to do any of the foregoing.

         3.07. TAX MATTERS.

                  (a) The Company has timely filed or caused to be filed all Federal, state, local and foreign Tax Returns required to be filed by it since January 1, 1998 with respect to Taxes and has paid all Taxes due and owing by the Company (whether or not shown on any Tax Return) since such date and all assessments made against it to the extent such have become due. None of the foregoing Tax Returns contains any position which is or would be subject to penalties under Code Section 6662. In addition, the Company has paid or made adequate provision for the payment of all such Taxes which are due and payable with respect to the periods covered by such returns pursuant to any assessment with respect to such Taxes in such jurisdictions, whether or not in connection with such returns or otherwise due or payable on or before the Closing Date. The liability for Taxes reflected in the Base Balance Sheet (i) is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ended on the Base Balance Sheet Date and for all years and periods ended prior thereto and (ii) adjusted for the passage of time in a manner consistent with the past practice of the Company, is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for all years or periods ending on or prior to the Closing Date.

                  (b) All Tax Returns filed by the Company for any taxable period ending after January 1, 1998 were, as of the date filed, complete and accurate in all material respects. Except as set forth in Disclosure Schedule 3.07(b), no Tax Returns filed by the Company, the due date of which (taking into account all extensions of time to file) was on or after January 1, 1998, have been audited and no claims for additional Taxes for any taxable period have been made by any taxing authority that have not been resolved in full. The Company has not received a notice of deficiency or assessment of additional Taxes, which notice or assessment has not been resolved in full. The Company has not received from any taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) notice indicating any attempt to open an audit or other review, or (ii) request for information relating to Tax matters. The Company has not waived any statute of limitations in respect of Taxes or extended the period for assessment or payment of any Tax, which period has not since expired.

                  (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, former employee, independent contractor, creditor, Shareholder or other third party.

                  (d) The Company has not been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year, or portion thereof, since the date of incorporation of the Company.

                  (e) There are no liens for Taxes (other than current Taxes not yet due and payable) upon the assets of the Company.

                  (f) The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (g) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (h) The Company is not a party to (nor will the Company, prior to the Closing, become a party to) any Tax allocation, indemnity or sharing agreement.

                  (i) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or in the aggregate, could give rise to the payment (taking into consideration any payment made under Section 1.08 of this Agreement) of any amount that would not be deductible pursuant to
         Section 280G of the Code.

                  (j) The Company has not entered into any transaction that is considered a "reportable transaction" under Treasury Regulation Section 1.6011-4(b).

                  (k) The Company has not had any "ownership change" as that phrase is defined in Code Section 382.

                  (l) The Company and the Shareholders have not taken (and will not take from the date of this Agreement to the Closing date) any action which would cause the Merger to fail to qualify for tax-free reorganization treatment under Code Section 368(a).

                  (m) Disclosure Schedule 3.07(b) sets forth, as of the most recent practicable date, (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby) the amount of any net operating loss, net capital loss, unused investment credit or other credit.

                  (n) For purposes of this Agreement, the term "Tax" or "Taxes" means all taxes, including without limitation, any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, alternative minimum, estimated, or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether Federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group. The term "Tax Return" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

         3.08. REAL PROPERTY. The real property demised by the leases described in Disclosure Schedule 3.08 (the "Leases") constitutes all of the real property owned, used or occupied by the Company (the "Real Property"). The Company does not own any Real Property. The Real Property has access, sufficient for the conduct of the Company's business as now conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company at that location. Each of the Leases is in full force and effect. Neither the Company nor, to the knowledge of the Company, any other party thereto is in material default under or in respect of any of the Leases.

         3.09. TITLE TO PROPERTIES. The Company owns or holds by valid lease or license all of its personal property reflected in the Base Balance Sheet or acquired after the Base Balance Sheet Date (except for any assets sold in accordance with Section 3.06(b)(viii), and assets sold after the Base Balance Sheet Date in the ordinary course of business and consistent with past practice), free and clear of all mortgages, claims, liens, security interests, charges and encumbrances, except (i) liens which may arise for current Taxes and assessments not yet due and payable or which are being contested in good faith and in respect of which adequate reserves have been established, (ii) imperfections in title and liens easements, and other liens, claims and encumbrances which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of or materially interfere with the present use of the properties subject thereto or affected thereby, and (iii) liens which are disclosed in Disclosure Schedule 3.09 ("Permitted Liens").

         3.10. MATERIAL CONTRACTS. Except as set forth in Disclosure Schedule 3.10, the Company is not a party to or bound by any:

                  (a) contract with any labor union or any collective bargaining agreement,

                  (b) bonus, pension, profit sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing similar employee benefits or compensation;

                  (c) employment, agency, consulting or similar service contract;

                  (d) sales representative, distributorship, or similar agreement;

                  (e) lease, whether as lessor or lessee, with respect to any real property;

                  (f) contract as licensor or licensee for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than non-negotiated licenses of commercially available computer software);

                  (g) loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned or any note, bond or other evidence of indebtedness has been issued (other than trade accounts payable or receivable and other indebtedness incurred in the ordinary course of business and not for money borrowed);

                  (h) mortgage, security agreement, sale-leaseback agreement or other agreement which effectively creates a lien on any assets of the Company;

                  (i) contract restricting the Company in any material respect from engaging in business or from competing with any other parties;

                  (j) purchase or sale order for merchandise or supplies which
         (i) was not entered into in the ordinary course of business, involves payments of $100,000 or more, and is not terminable by the Company without cost or penalty upon sixty (60) days' or less notice, or (ii) is a standing or similar order with a remaining term of more than one
         (1) year, that involves payments of $100,000 or more, and is not terminable by the Company without cost or penalty upon sixty (60) days' or less notice;

                  (k) plan of reorganization;

                  (l) contract involving the acquisition or disposition of $50,000 or more in assets, other than contracts involving the purchase or sale of inventory or products in the ordinary course of business;

                  (m) partnership, limited liability company or joint venture agreement;

                  (n) contract or commitment to loan money to any person, to guarantee indebtedness of any person, or to make an equity investment in any person;

                  (o) escrow agreement for software;

                  (p) any other contract (excluding purchase and sale orders not required by the terms in clause (j) above to be set forth in Disclosure
         Schedule 3.10) that is not otherwise set forth in Disclosure Schedule 3.10, except such contracts as (x) involve payments of $50,000 or less a year and (y) are terminable by the Company without cost or penalty upon sixty (60) days' or less notice; or

                  (q) any contract requiring the consent of a third party upon a change in control.

All of the foregoing are hereinafter collectively called "Material Contracts." To the extent Material Contracts are evidenced by documents, true and correct copies thereof have been delivered or made available to the Parent unless otherwise noted in Disclosure Schedule 3.10. Except as set forth in Disclosure
Schedule 3.10, (i) the Material Contracts are valid and enforceable in accordance with their respective terms with respect to the Company and, to the knowledge of the Company, are valid and enforceable in accordance with their respective terms with respect to any other party thereto, and (ii) there is not under any of the Material Contracts any existing breach, default or event of default by the Company or, to the knowledge of the Company, any other party thereto.

         3.11. INTELLECTUAL PROPERTY

                  (a) As used in this Section 3.11, "Intellectual Property Rights" means patents, patent applications, inventions, trademarks (registered and unregistered), trademark applications, service marks (registered and unregistered), service mark applications, business names, design rights, copyrights (registered and unregistered), domain names and Know-How. As used in this Section 3.11, "Know-How" means any and all technical or business information of the type generally treated as proprietary and confidential by a business, including, but not limited to, trade secrets, manufacturing processes, quality control processes, drawings, product specifications, research and development results, customer lists and other customer information, supplier information, regulatory information, business methods and financial information. As used in this Section 3.11, "IP Embodiments" means all embodiments or uses of the Intellectual Property Rights, tangible or intangible (including, for example, but not limited to, each item of computer software and databases.

                  (b) Disclosure Schedule 3.11 identifies each patent, registered trademark, trade name and registered copyright as well as all IP Embodiments that the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission for operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. The Company owns or has a valid right to use all Intellectual Property Rights that are used by the Company, all Intellectual Property Rights that are necessary to the operation of the business of the Company, and all Intellectual Property Rights that are embodied in the IP Embodiments of the Company. All Intellectual Property Rights and all IP Embodiments owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Parent on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all action necessary to maintain and protect all Intellectual Property Rights and all IP Embodiments related to the operation of the businesses of the Company that the Company owns or uses.

                  (c) To the knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of third parties related to the operation of the businesses of the Company. To the knowledge of the Company, neither the past nor current use of the IP Embodiments of the Company (i) has violated or infringed upon, or is violating or infringing upon, the rights of any person or other party;
         (ii) breaches any duty or obligation owed to any person or other party; or (iii) violates the privacy or any law relating to the privacy of any person or third party. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property Right or IP Embodiment of any third party). To the knowledge of the Company, (a) no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of the Company, (b) the Intellectual Property Rights of the Company are not invalid or unenforceable, and (c) there are no grounds that the Intellectual Property Rights of the Company are invalid or unenforceable.

                  (d) With respect to all Intellectual Property Rights and all IP Embodiments of the Company: (i) the Company possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; (iv) at no time has the Company ever agreed to indemnify any third party for or against any interference, infringement, misappropriation, or other conflict with respect to the item; (v) there are no liens, licenses or other encumbrances affecting any Intellectual Property Rights or IP Embodiments other than those identified on Disclosure Schedule 3.11; and (vi) the Company will make available to the Parent correct and complete copies of all IP Embodiments at Closing.

                  (e) Disclosure Schedule 3.11(a) identifies all material Intellectual Property Rights and IP Embodiments that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Parent correct and complete copies of all such material licenses, sublicenses, agreements, and permissions (as amended to date). With respect to all Intellectual Property Rights and IP Embodiments identified in Disclosure Schedule 3.11(a): (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;
         (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license; (vi) there is no outstanding injunction, judgment, order, decree, ruling, or charge; and (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, or enforceability of any Intellectual Property Right.

                  (f) To the knowledge of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any Intellectual Property Right of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (g) Upon Parent's reasonable request, the Company and the employees of the Company will fully cooperate with Parent to file one or more U.S. provisional and non-provisional patent applications and associated PCT patent applications based on invention(s) conceived before Closing.

                  (h) All IP Embodiments of the Company were, with respect to copyright, created as works made for hire (as defined under U.S. copyright law) or otherwise by employees of the Company. To the extent that any author or developer of any IP Embodiment of the Company was not an employee of the Company at the time such person contributed to such IP Embodiments, such author or developer has irrevocably assigned to the Company in writing all copyrights and other proprietary rights in such person's work with respect to such IP Embodiments.

                  (i) With respect to the computer software listed on Disclosure
         Schedule 3.11: (i) the Company maintains machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by them; (ii) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (iii) it is written in the language set forth on Disclosure Schedule 3.11, for use on the hardware set forth on Disclosure Schedule 3.11 with standard operating systems; (iv) it does not include any "open source" computer software, or any computer software that is subject to any "GNU Public License," or any other "free" software license containing equivalent provisions, (v) it can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; (vi) in each case, it operates in accordance with all contractual requirements, specifications and documentation (including, but not limited to, any user documentation) without material operating defects, (vii) the Company has not received any communication that the computer software has failed, or is failing, to perform as represented or warranted to any licensee, (viii) the computer software shall, under normal use and service, record, store, process, present and communicate information and data with calendar dates falling on or after January 1, 2000 in the manner, and with the same functionality, as the computer records, stores, processes, presents and communicates information and data with calendar dates on or before December 31, 1999, (ix) except with respect to demonstration or trial copies, the computer software does not contain, and the Company has taken reasonable precautions to prevent the presence of, any malicious code, program, or other internal component (e.g., computer virus, computer worm, computer time bomb, or similar component) which could damage, destroy, or alter the computer software or other software, firmware, or hardware used by Parent or any customer, or which could, in any unintended manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the computer software.

                  (j) The Company has not disclosed or delivered to any escrow agent or to any other person or party, or permitted the disclosure to any escrow agent or to any other person or party of, the source code (or any aspect or portion thereof) for or relating to any past, present, or future product of any of the Company. No source code (or any aspect or portion thereof) has been provided to any third party, nor has any source code that Company has provided to an escrow agent been released from escrow to a third party or been the subject of a request for release from escrow.

                  (k) Any license, sublicense or other contract to which the Company is a party that covers or relates to any Intellectual Property Right or any IP Embodiment is, to the knowledge of the Company, legal, valid, binding, enforceable and in full force and effect with respect to the other party, and, upon consummation of the transactions contemplated hereby, will continue to be legal, valid, binding, enforceable and in full force and effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby. No party is in material breach of or material default under any license, sublicense or other contract covering or relating to any Intellectual Property Right or IP Embodiment and has not performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a material violation, material breach or material default thereunder. No litigation is pending or to the knowledge of the Company threatened against the Company which challenges the legality, validity, enforceability or ownership of any license, sublicense or other contract covering or relating to any Intellectual Property Right.

                  (l) No Intellectual Property Right or IP Embodiment is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Company, nor does any such person have any interest therein or right thereto, including the right to royalty payments.

                  (m) There is no governmental prohibition or restriction on the use of any of the Intellectual Property Rights or IP Embodiments of the Company in any jurisdiction or on the export or import of any of the Intellectual Property Rights or IP Embodiments of the Company from or to any jurisdiction, in each case, as used, exported or imported by the Company.

         3.12. LITIGATION. Except as set forth in Disclosure Schedule 3.12 no litigation, arbitration, or administrative proceeding or investigation is pending or, to the knowledge of the Company, threatened against the Company or any of its officers, employees or directors in connection with the business or affairs of the Company. Disclosure Schedule 3.12 lists each litigation, arbitration or administrative proceeding or investigation against the Company or any of its officers, employees or directors in connection with the business and affairs of the Company during the past five (5) years.

         3.13. PERMITS, LICENSES, AUTHORIZATIONS; COMPLIANCE WITH LAWS. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to conduct its business, and the Company is not in material violation of any such license, franchise, permit or other governmental authorization, or any material violation of any statute, law, ordinance, rule, regulation, judgment, order or decree applicable to it or any of its properties.

         3.14. RETIREMENT AND BENEFIT PLANS.

                  (a) Disclosure Schedule 3.14(a) lists each material employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or other employee benefit plans, funds, programs, policies, contracts or arrangements (hereinafter referred to as the "Company Benefit Plans"), including without limitation any Employee Benefit Plan (as hereinafter defined), that the Company maintains or to which the Company contributes or in which any current or former employee of the Company has accrued any benefits which they remain entitled to receive. Except as set forth in Disclosure Schedule 3.14(a):

                           (i) To the knowledge of the Company, each such
                  Company Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and other applicable laws.

                           (ii) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan (as hereinafter defined) and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All material premiums or other payments for all periods ending on or before the time of Closing have been paid or accrued with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan (as hereinafter defined).

                           (iii) Each Employee Pension Benefit Plan which is
                  intended to be a "qualified plan" under Section 401(a) of the Code is so qualified.

                           (iv) The Company does not currently maintain, nor has
                  it ever maintained, an Employee Pension Benefit Plan which is subject to Title IV of ERISA, including without limitation any Multiemployer Plan (as hereinafter defined).

                           (v) The Company has delivered or otherwise made
                  available to Parent correct and complete copies of all plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, if any, and all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan.

                  (b) To the knowledge of the Company, there have been no Prohibited Transactions (as defined in ERISA Section 406 or Code
         Section 4975) for which the Company would be liable with respect to any Employee Benefit Plan. The Company has no liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan. No action suit, proceeding, hearing, examination, audit or investigation with respect to the administration or the investment of the assets of any Company Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened.

                  (c) The Company does not currently contribute to any Multiemployer Plan or have any liability (including withdrawal liability) under any Multiemployer Plan.

                  (d) Except as set forth in Disclosure Schedule 3.14(d), the Company does not maintain and has not maintained or contributed to, or since such date been required to contribute to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

                  (e) For purposes of this Section 3.14:

                           (i) "Employee Benefit Plan" means any plan maintained
                  by the Company for its employees which is (a) a nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) a qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) a qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) an Employee Welfare Benefit Plan or material fringe benefit plan or program.

                           (ii) "Employee Pension Benefit Plan" has the meaning
                  set forth in ERISA Sec. 3(2).

                           (iii) "Employee Welfare Benefit Plan" has the meaning
                  set forth in ERISA Sec. 3(1).

                           (iv) "Multiemployer Plan" has the meaning set forth
                  in ERISA Sec. 3(37).

                  (f) After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of the Company, the Parent or the Surviving Corporation pursuant to any Company Benefit Plan, including the 2000 Plan.

         3.15. EMPLOYEES.

                  (a) Disclosure Schedule 3.15(a) contains a list of all current employees of the Company as of the date of this Agreement (each a "Company Employee"), and each such Company Employee's (i) title and/or responsibility, (ii) compensation paid to such employee during the current fiscal year through November 30, 2003 and (iii) current annual compensation or hourly rates of pay, together with a statement of the full amount and nature of any other remuneration, whether in cash or in kind.

                  (b) The employment relationship between the Company and each Company Employee is "employment at will."

                  (c) As of the date of this Agreement, the Company is not the subject of any pending or, to the Company's knowledge, threatened proceeding alleging that the Company has engaged in any unfair labor practice under any state or federal law, statute or regulation. The Company is not a party to any collective bargaining agreement, nor, to Company's knowledge, is any labor union or other bargaining representative engaged in or seeking to be engaged in collective bargaining with respect to Company Employees. There is no pending or, to the Company's knowledge, threatened labor strike, dispute, walk-out, work stoppage, slow-down or lockout with respect to any Company Employees, and no such strike, dispute, walk-out, slow-down or lockout has occurred within the past five years.

                  (d) As of the date of this Agreement, no group of Company Employees or any current Company Employee having total annual cash compensation of more than $50,000 has or have given notice of intent to terminate employment with the Company.

                  (e) The Company is not a party to or bound by any plan, agreement, arrangement or understanding, verbal or written, that concerns any term or condition of employment and relates to the employment of any Company Employee or any former employee of the Company.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any Company Employee or former employee of the Company, under any compensation and benefit plan, agreement, arrangement or understanding, whether verbal or written, (ii) materially increase the amount of benefits payable under any compensation and benefit plan, agreement, arrangement or understanding, whether verbal or written, or
         (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

                  (g) There are no workers' compensation claims pending against the Company, nor, to the Company's knowledge, does any circumstance exist that is reasonably likely to result in such a claim.

                  (h) No current Company Employee is on a short or long-term disability leave, or other leave of absence.

                  (i) To the knowledge of the Company, the Company has complied with all applicable local, state and federal laws and regulations relating to employment, including but not limited to laws relating to discrimination, hours of work, and the payment of wages or overtime wages, and there are no complaints, lawsuits or other proceedings pending against the Company brought by or on behalf of any applicant for employment, any Company Employee or former employee, or any class of the foregoing, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  (j) There are no pending or, to the Company's knowledge, threatened investigations, audits, complaints, or proceedings against the Company by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, arbitration tribunal or instrumentality, whether domestic or foreign, respecting or involving any applicant for employment, any Company Employee or any former employee, or any class of the foregoing, including but not limited to:

                           (i) The Equal Employment Opportunity Commission or
                  any other state or local agency with authority to investigate claims or charges of employment discrimination in the workplace;

                           (ii) The United States Department of Labor or any
                  other state or local agency with authority to investigate claims or charges in any way relating to the Family Medical Leave Act, the Sarbanes-Oxley Act, or hours of employment or wages;

                           (iii) The Occupational Safety and Health
                  Administration or any other state or local agency with authority to investigate claims or charges in any way relating to concerning the safety and health of Employees; and

                           (iv) The Office of Federal Contract Compliance or any
                  corresponding state agency.

                  (k) Each employee hired after November 8, 1986, and employed in the United States, has completed and the Company has retained an Immigration and Naturalization Service Form I-9 in accordance with applicable rules and regulations. No Company Employee is (a) a non-immigrant employee whose status would terminate or otherwise be affected by the business transaction consummated under this Agreement, or (b) an alien who is authorized to work in the United States in non-immigrant status.

                  (l) Each Company Employee has executed an "Employee Agreement Pertaining to Confidential Information, Improvements and Inventions, and Competitive Activities" substantially in the form attached hereto as Schedule 3.15(l) to this Agreement.

         3.16. ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement:

                           (i) "Environmental Law" means any and all applicable
                  foreign, federal, state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or relating to management of asbestos; and

                           (ii) "Hazardous Substance" means each of the
                  following: (A) any petroleum or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

                  (b) Except as set forth in Disclosure Schedule 3.15(b) and the environmental assessments listed therein:

                           (i) The Company complies in all material respects
                  with all Environmental Laws pertaining to the generation, storage, treatment and disposal of Hazardous Substances in the conduct of its business. No action, suit, proceeding, hearing, charge, complaint, claim or demand has been filed or commenced against the Company and is now pending alleging any such failure to comply;

                           (ii) The Company possesses (or has timely filed
                  applications pending for) all material licenses and permits required by all Environmental Laws applicable to the ownership of its assets and the conduct of its business;

                           (iii) Since January 1, 1998, there has been no
                  material spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any Hazardous Substance by the Company on, under, above or into the environment in violation of Environmental Law;

                           (iv) No underground storage tanks are located on the
                  Real Property which contain or, to the knowledge of the Company, previously contained any Hazardous Substances; and

                           (v) The Company has delivered to Parent true and
                  complete copies of the environmental assessments listed on Disclosure Schedule 3.15(b).

         3.17. INSURANCE. The Company is insured under the insurance programs listed in Disclosure Schedule 3.17. With respect to such insurance policies: (a) each policy is legal, valid, binding, enforceable and in full force and effect;
(b) such policies will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) the Company is not in material breach or material default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or lapse of time, would constitute such a material breach or material default, or permit termination, modification or acceleration, under the policy; and (d) to the knowledge of the Company, no party to the policy has repudiated any provision thereof. The Company has been covered during the past five years by insurance in scope and amount customary and reasonable for the business in which it has engaged during such period.

         3.18. CUSTOMER RELATIONSHIPS. The Company has not received written notice from any current customer that such current customer intends, and, to the knowledge of the Company, no such customer intends, to discontinue purchases of products and services in any material amount.

         3.19. PRODUCT WARRANTY.

                  (a) The Company has not, within the last five (5) years, (i) incurred any material claims of any type in respect of or in connection with the ownership or use of its products or (ii) incurred any material expenses related to product warranty claims.

                  (b) The Company has no material liabilities for replacement or repair of products sold, leased or delivered by the Company or for other damages in connection with product warranty claims. No product sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Disclosure Schedule 3.21(b) includes copies of the standard terms and conditions pursuant to which the Company sells generally its products.

         3.20. CONDITIONS AFFECTING BUSINESS. There is no development or threatened development known to the Company, other than any such developments or threatened developments that (i) affect the Company's industry generally or (ii) relate to general economic conditions, with respect to the markets, products, services, clients, customers, facilities, computer software, databases, personnel, vendors, suppliers, operations, assets or financial condition of the Company which would have a Material Adverse Effect on the business and operations of the Company.

         3.21. NO BROKERS OR FINDERS. The Company has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

         3.22. DISCLOSURE. None of the representations or warranties contained in this Article III (as qualified by the Disclosure Schedules), taken as a whole, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made herein, in light of the circumstances in which they were made, misleading.

         3.23. SOLE REPRESENTATIONS AND WARRANTIES. Neither the Company nor any of the Shareholders shall be deemed to have made to Parent or Merger Subsidiary any representation or warranty other than as expressly made in this Article III. In particular, without limiting the generality of this Section 3.23, neither the Company nor any of the Shareholders makes any representation or warranty with respect to (a) any projections, estimates or budgets previously delivered or made available to Parent or Merger Subsidiary concerning future revenues, expenses, expenditures or results of operations or (b) any other information or documents made available to Parent or Merger Subsidiary or their respective representatives with respect to the Company, except as expressly covered in this
Article III.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

         Parent and Merger Subsidiary represent and warrant to the Company as follows (for purposes of this Article IV, "the date of this Agreement" shall mean the date of the Original Merger Agreement):

         4.01. ORGANIZATION, GOOD STANDING, EQUITY OWNERSHIP. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Parent owns all of the issued and outstanding capital stock of Merger Subsidiary, and Merger Subsidiary does not own capital stock of any corporation. Parent has delivered to the Company a copy of the respective articles or certificate of incorporation and bylaws of Parent and Merger Subsidiary. Each such copy is complete and correct as of the date hereof.

         4.02. AUTHORIZATION AND EXECUTION. Each of Parent and Merger Subsidiary has the corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Subsidiary have been duly and effectively authorized by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole shareholder of Merger Subsidiary, and no further corporate action is necessary on the part of Parent or Merger Subsidiary to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

         4.03. NO CONFLICTS. Neither the execution and delivery of this Agreement by Parent and Merger Subsidiary, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach of the articles or certificate of incorporation or bylaws, as currently in effect, of Parent or Merger Subsidiary, or, (ii) except for the filing of the Articles of Merger as required by the MBCA and any filing required pursuant to the HSR Act, require any filing with, or the consent or approval of, any governmental authority having jurisdiction over any of the business or assets of Parent or Merger Subsidiary, or (iii) violate any statute, regulation, injunction, judgment or order to which Parent or Merger Subsidiary is subject, or (iv) result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party or result in the creation of any lien on the assets of Parent or Merger Subsidiary under any material instrument, contract or agreement to which either of Parent or Merger Subsidiary is a party or by which either of them is bound.

         4.04. LITIGATION. No litigation, arbitration or administrative proceeding is pending or, to the knowledge of Parent or Merger Subsidiary, threatened against Parent or Merger Subsidiary as of the date of this Agreement that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement.

         4.05. SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has filed, and made available to the Company and its representatives, all forms, reports and documents required to be filed by it with the SEC since January 1, 2001 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the case may be, and (ii) none of the Parent SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. Parent is eligible to register the resale of the Parent Company Stock to be issued hereby to certain Shareholders under a Form S-3 registration statement.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by
         GAAP) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as hereinafter defined)).

         4.06. NO BROKERS OR FINDERS. Neither Parent nor Merger Subsidiary has engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

         4.07. INTERIM OPERATIONS OF MERGER SUBSIDIARY. Merger Subsidiary was formed on December 22, 2003, solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         4.08. SOLE REPRESENTATIONS AND WARRANTIES. Neither Parent nor Merger Subsidiary nor any of their respective stockholders shall be deemed to have made to the Company or the Shareholders any representation or warranty other than as expressly made in this Article IV.

                                   ARTICLE V

              CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME

         5.01. OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME.

         The Company covenants and agrees that, from the date hereof to the Effective Time, the Company will, except as required in connection with the Merger and the other transactions contemplated by this Agreement, and except as otherwise set forth in, or expressly permitted or contemplated by, this Agreement, disclosed in the Exhibits or Disclosure Schedules hereto, or consented to in writing by Parent:

                  (a) Carry on its businesses in the ordinary and regular course, consistent with past practice and in substantially the same manner previously conducted, and use its commercially reasonable good faith efforts to preserve intact its business organization and the goodwill of its customers, supplier and others having business relations with the Company;

                  (b) Not amend its Articles of Incorporation or Bylaws;

                  (c) Not issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any of the capital stock of the Company or rights or obligations convertible into or exchangeable for any shares of the capital stock of the Company or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of the Company;

                  (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock of the Company and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of the Company or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of the Company or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing, except to the extent specifically contemplated by Sections 1.06 and 5.19 of this Agreement;

                  (e) Not acquire or enter into an agreement to acquire, by merger consolidation or purchase of stock or assets, any business or entity;

                  (f) Not (i) create, incur or assume any long-term debt (including obligations in respect of capital leases which individually involve annual payments in excess of $50,000 or $100,000 in the aggregate) or create, incur or assume any short-term debt for borrowed money (except in the ordinary course of business under existing lines of credit), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) make any loans or advances to any other person, or (iv) make any capital contributions to, or investments in, any person;

                  (g) Not enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with any Company Employee or current director of the Company, nor make any change in the amount or terms of wages, salary and other compensation paid to, or benefits provided to any Company Employee or current director of the Company (other than changes that occur in the ordinary course of business or pursuant to plans, programs or agreements then existing), including any such change pursuant to any stock option, incentive or bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract, understanding or commitment, whether verbal or written;

                  (h) Not permit a change in its methods of maintaining its books, accounts or business records or, except as required by generally accepted accounting principles (in which event prior notice shall be given to Parent), change any of its accounting principles, periods or the methods by which such principles are applied for Tax or financial reporting purposes;

                  (i) Not make or change any election with respect to Taxes or consent to any waiver or extension of time to assess or collect any Taxes; and

                  (j) Prepare and file all federal, state, local and foreign Tax Returns required to be filed by it, on a timely basis and in a manner consistent with past practice; and pay all Taxes when due, and withhold all Taxes when and as required, under all applicable law. Parent shall have a reasonable opportunity to review all such Tax Returns prior to filing.

         5.02. SHAREHOLDER APPROVAL. The Company shall either (i) cause a special meeting of the Shareholders to be duly called and held, or (ii) send to each Shareholder a Written Consent in Lieu of Meeting, in either case as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement. Approval by the Shareholders in either manner set forth above by the vote required by the MBCA and the Company's Articles of Incorporation and Bylaws is referred to herein as the "Shareholder Approval."

         5.03. NO SHOPPING. From the date hereof until the earliest to occur of
(i) the Effective Time, (ii) the date of termination of this Agreement pursuant to Section 8.01 hereof and (iii) February 28, 2004, the Company will not, and will use reasonable efforts not to, permit any officer, director or other agent or representative of the Company to, directly or indirectly, (i) take any action to seek, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company, to merge or consolidate with the Company, or to otherwise acquire, except to the extent not prohibited by Section
5.01 hereof, any significant portion of the assets of the Company, taken as a whole (a "Third Party Acquisition Offer"), or (ii) engage in negotiations concerning a Third Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any confidential or proprietary trade or business information relating to the business of the Company, or afford access to the properties, books or records of the Company, to any person or group that the Company has reason to believe may be considering a Third Party Acquisition Offer.

         5.04. ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company will give Parent and its counsel, financial advisors, auditors and other authorized representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the offices, properties, books and records of the Company all at reasonable times and upon reasonable notice, and will instruct the employees, counsel, financial advisors and auditors of the Company to cooperate with Parent and each such representative in all reasonable respects in its investigation of the business of the Company. Parent and each such representative will conduct such investigation in a manner as not to interfere unreasonably with the operations of the Company and will take all necessary precautions (including obtaining the written agreement of its respective employees or representatives involved in such investigation) to protect the confidentiality of any information of the Company disclosed to such persons during such investigation. Prior to the Effective Time, Parent and its representatives shall not contact or communicate with the customers and suppliers of the Company in connection with the transactions contemplated by this Agreement except with the prior written consent of the Company, which consent shall not unreasonably be withheld.

         5.05. CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement between the Company and Parent dated June 18, 2003 shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Parent agree to comply with the terms of such Confidentiality Agreement.

         5.06. DEPOSIT OF ESCROWED FUNDS. At the Effective Time, the Escrow Agreement shall be executed and delivered by the parties thereto, and Parent shall deposit with the Escrow Agent the Escrowed Funds by delivering cash by wire transfer of same day funds. The Escrowed Funds shall remain deposited with the Escrow Agent and shall be subject to and payable in accordance with the terms of the Escrow Agreement and this Agreement.

         5.07. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, the parties hereto shall each use their reasonable best efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         5.08. AMENDMENT OF DISCLOSURE SCHEDULES. From time to time prior to the Effective Time, the Company may supplement or amend the Disclosure Schedules in order to make the information set forth therein timely, complete and accurate. For purposes of determining the fulfillment of the condition set forth in
Section 6.01(a) as of the Closing, the Disclosure Schedules shall be deemed to include only that information contained therein as of the date of the Original Merger Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto. For purposes of determining the accuracy of the representations and warranties contained in Article III and the liability of the Company with respect thereto under Article X, the Disclosure Schedules shall be deemed to include all information contained in any supplement or amendment thereto made on or before the Closing.

         5.09. EMPLOYMENT AGREEMENTS. The Company shall use commercially reasonable efforts to cause up to six senior executives of the Company mutually acceptable to Parent and the Company (collectively, the "Key Employees") to enter into employment-related agreements in a form and according to terms and conditions satisfactory to Parent, the material economic terms of which are described in Exhibit B hereto. Each such agreement shall become effective at the Closing and shall provide for the termination or amendment, effective immediately prior to the Closing, of any other agreement between the Company and the Key Employees affecting their employment by the Company.

         5.10. INCENTIVE PROGRAMS.

                  (a) Prior to the Effective Time, Parent and the Company shall have adopted and approved an incentive program substantially in the form attached hereto as Exhibit C ("Incentive Program 1"), effective as of the Effective Time, for eligible Company Employees as described in Incentive Program 1.

                  (b) Prior to the Effective Time, Parent and the Company shall have adopted and approved an incentive program substantially in the form attached hereto as Exhibit D (the "Incentive Program 2"), effective as of the Effective Time, for eligible Company Employees as described in Incentive Program 2.

         5.11. RETENTION PROGRAM. Prior to the Effective Time, Parent and the Company shall have adopted and approved a retention program substantially in form attached hereto as Exhibit E (the "Retention Program"), effective as of the Effective Time, for eligible Company Employees.

         5.12. REGISTRATION AND LISTING OF SHARES. Shares of Parent Common Stock delivered to the Shareholders shall be listed with the NYSE and registered pursuant to a Form S-3 registration statement (the "Form S-3") to be declared effective by the SEC. Parent shall file the Form S-3 within five (5) business days following the Closing Date. To the extent the Form S-3 is not reviewed by the Securities and Exchange Commission (the "SEC"), Parent shall file, no later than three (3) business days following the SEC's determination not to review the Form S-3, an acceleration request with the SEC requesting that effectiveness of the Form S-3 occur as soon as practicable, but in any event no later than the expiration of such three-day period. If the SEC determines to review the Form S-3, then Parent shall promptly respond to any comments received from the SEC, and shall use its commercially reasonable efforts to clear SEC comments and obtain effectiveness of the Form S-3 no later than ninety (90) days following the date upon which the Form S-3 initially was filed with the SEC.

         5.13. RESTRICTIVE LEGEND ON SHARES. Upon the Effective Time, each certificate representing Shares of Parent Company Stock shall be endorsed with the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

         Parent agrees that it will take all appropriate actions necessary to remove the legend promptly after the registration statement referred to in
Section 5.12 is declared effective.

         5.14. TAXES ON TRANSFER. The Shareholders shall be responsible for any taxes resulting from any transfer of the Shares of Parent Company Stock to the Shareholders, including any transfer, documentary, sales, use, stamp, registration or other similar taxes and fees (including any interest due).

         5.15. CONDITIONS TO PARENT'S OBLIGATION TO FILE REGISTRATION STATEMENT. Parent's obligation to file a registration statement shall, in all cases, be subject to the following provisions:

                  (a) The Shareholders shall have agreed to furnish any and all agreements, consents and representations required of them by the SEC in connection with the filing or which are a condition of having the subject registration statement declared effective.

                  (b) Parent shall not be obligated to file any registration statement if Parent (i) shall have delivered to the Shareholder proposing to sell shares of Parent Common Stock delivered pursuant to this Agreement an opinion of counsel, which counsel shall be acceptable to such Shareholder, to the effect that the shares of Parent Common Stock delivered pursuant to this Agreement may lawfully be sold to the public without registration under the Securities Act and (ii) has delivered to its transfer agent instructions to register the transfer of any of the shares of Parent Common Stock sold in reliance on such opinion.

                  (c) Parent shall have received all information reasonably requested in writing by Parent from the Shareholders that is necessary for the filing of the registration statement.

         5.16. INVESTMENT REPRESENTATIONS. The Company shall use its commercially reasonable efforts to cause each Shareholder receiving Parent Shares to execute a representation letter to Parent prior to the Effective Time in which such Stockholder represents that such Stockholder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, which representation letter shall be in a form reasonably acceptable to Parent.

         5.17. STOCK OWNERSHIP PLAN. Following the Closing, the Company and the trustees of the Company's Stock Ownership Plan shall take, or cause to be taken, all action necessary to promptly terminate the Stock Ownership Plan and dissolve the Stock Ownership Plan trust; provided, however, that such termination and dissolution shall not occur prior to the registration of the Shares of Parent Company Stock issued to the Stock Ownership Plan pursuant to the Merger and the removal of all restrictions on the sale or disposition of such Shares.

         5.18. NON-SOLICITATION AGREEMENTS. The Company shall use commercially reasonable efforts to cause the holders of shares of the Company's issued and outstanding preferred stock to enter into one or more agreements with the Surviving Corporation and/or Parent, in a form and according to terms and conditions reasonably satisfactory to Parent, each of which shall become effective at the Closing and which shall require the holders of shares of the Company's issued and outstanding preferred stock, for a period of time mutually acceptable to Parent and such preferred shareholders, to not solicit, hire or enter into any arrangement for the services of any Company Employee who remains an employee of the Surviving Corporation, New LLC or any affiliate thereof immediately following the Effective Time, subject to customary exceptions and qualifications.

         5.19. REDEMPTION OF SHARES. Prior to the Effective Time, the Company shall use its best efforts to cause the redemption for cash of all shares of the Company's Common Stock held by each Shareholder who holds less than 2,000 shares of the Company's Common Stock as of the date of the Original Merger Agreement; provided, however, that additional Shareholders owning shares of the Company's Common Stock may be asked by the Company to redeem their shares prior to the Effective Time solely for cash if reasonably required in order to comply with the federal securities laws. Such redemption shall be accomplished in compliance with all applicable securities laws. Parent shall fund the amount of cash redemption paid by the Company pursuant to this Section 5.19 as part of the aggregate merger consideration; provided, however, that (a) in no event shall the aggregate merger consideration paid by Parent exceed $68,000,000, and the updated versions of Schedules 1.05, 1.06(a) and Schedule 1.08 to be agreed upon by the parties as contemplated by Article I shall reflect the transactions and payments contemplated by this Section 5.19, and (b) in no event shall the dollar thresholds set forth in Section 1.06 be decreased as a result of the cash paid by the Company pursuant to this Section 5.19.

         5.20. RESIGNATION OF EMPLOYEES. Prior to the Effective Time, the Company shall secure a written agreement, to take effect within 60 days after the Effective Time, by each of Jeffrey L. Laurel and Gregory A. Twedt, to resign his employment with the Company, with no further liability or obligations by the Company or New LLC to either Laurel or Twedt, except as set forth under this Agreement, existing Company policy, or law.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.01. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by Parent and Merger
Subsidiary:

                  (a) The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct as of the date of the Original

         Merger Agreement and there shall be no inaccuracy in any such representation or warranty immediately prior to the Effective Time (except with respect to representations and warranties that refer to or speak as of a specified date, which shall only need to have been true on and as of such date), except to the extent any such inaccuracy would not impair the ability of the Company to consummate the transactions contemplated hereby or have, in the aggregate, a Material Adverse Effect; the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately prior to the Effective Time; and Parent and Merger Subsidiary shall have received a certificate signed by the Chief Executive Officer of the Company to the effects set forth in this Section 6.01(a).

                  (b) The Shareholder Approval shall have been obtained, as set forth in Section 5.02, and shall remain in full force and effect.

                  (c) There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting or looking toward an injunction, writ, order, judgment or decree which, in the reasonable judgment of Parent, is reasonably likely, if issued, to restrain or prohibit the consummation of any of the transactions contemplated hereby or require rescission of this Agreement or any such transactions or result in material damages to Parent, Merger Subsidiary or the Surviving Corporation or their respective officers or directors if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

                  (d) All other corporate action on the part of the Company necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which the Company is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

                  (e) From the date hereof until the Effective Time, there shall not have been any damage, destruction, loss or casualty to property or assets of the Company which has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (f) The consents, authorizations, orders and approvals listed on Schedule 6.01(f), including approval under the HSR Act, shall have been obtained or made.

                  (g) The Escrow Agreement shall have been executed and delivered by the Company and the Escrow Agent.

                  (h) Parent shall have received the resignation of all directors of the Company or such directors shall have otherwise been removed in accordance with applicable law.

                  (i) Since the date of the Original Merger Agreement, there shall not have been a material adverse effect upon the business, operations, properties or financial condition of Parent (a "Parent Material Adverse Effect"); provided, however, that a

         Parent Material Adverse Effect will not be deemed to have occurred if the change, circumstance, event, effect or state of facts results primarily from (a) a change in general economic conditions, (b) a change in general business conditions in Parent's industry that does not disproportionately affect Parent or (c) the disclosure to the public, or pendency, of the Merger and the transactions contemplated thereby.

                  (j) In the reasonable, good faith judgment of Parent, the offering and issuance of shares of Parent Common Stock to certain Shareholders, as contemplated under Article I of this Agreement, shall be exempt from registration under the federal securities laws in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended.

         6.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Company:

                  (a) The representations and warranties of Parent and Merger Subsidiary contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of the Original Merger Agreement and immediately prior to the Effective Time as if such representations and warranties had been made on and as of the Effective Time; each of Parent and Merger Subsidiary shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately prior to the Effective Time; and the Company shall have received a certificate signed by a duly authorized executive officer of each of Parent and Merger Subsidiary to the effects set forth in this Section 6.02(a).

                  (b) The Shareholder Approval shall have been obtained as set forth in Section 5.02, and shall remain in full force and effect.

                  (c) There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting or looking toward an injunction, writ, order, judgment or decree which, in the reasonable judgment of the Company, is reasonably likely, if issued, to restrain or prohibit the consummation of any of the transactions contemplated hereby or require rescission of this Agreement or any such transactions or result in material damages to the Company, its officers or directors, or the Shareholders if the transactions contemplated hereby are consummated, nor shall there be in effect any injunction, writ, judgment, preliminary restraining order or other order or decree of any nature issued by a court or governmental agency of competent jurisdiction directing that any of the transactions provided for herein not be consummated as so provided.

                  (d) All corporate action on the part of Parent and Merger Subsidiary necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which Parent or Merger Subsidiary is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

                  (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body (domestic or foreign) required in connection with the execution, delivery and performance of this Agreement, including approval under the HSR Act, shall have been obtained or made, except for filing of the Articles of Merger and any other documents required to be filed after the Effective Time, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect. All consents required from third parties in order for the Company to consummate the Merger shall have been obtained except for such consents, the failure of which to obtain, would not have a Material Adverse Effect.

                  (f) The Escrow Agreement shall have been executed and delivered by Parent and the Escrow Agent.

                  (g) There shall not have been a Parent Material Adverse
         Effect.

                                  ARTICLE VII

                CONDUCT AND TRANSACTIONS AFTER THE EFFECTIVE TIME

         7.01. INDEMNIFICATION. All rights to indemnification, expense advancement and exculpation existing in favor of any present or former director, officer or employee of the Company as provided in the Articles of Incorporation, Bylaws or similar organizational documents of the Company or Bylaw as in effect on the date hereof shall survive the Merger for a period of at least six (6) years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or prior to the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 7.01. Parent hereby guarantees, effective at the Effective Time, all obligations of the Surviving Corporation or New LLC in respect of such indemnification and expense advancement.

         7.02. DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period of at least six (6) years after the Effective Time, Parent shall cause the Surviving Corporation and New LLC to maintain in effect a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six (6) years after the Effective Time arising from facts or events which occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company; provided that such coverage and limits are readily available in the insurance market and that the premium for such policy shall not exceed three times the current premium.

         7.03. CONFIDENTIALITY. After the Closing, Shareholders shall strictly maintain the confidentiality of all proprietary information of the Company ("Confidential Information"), except to the extent disclosure of any such information is reasonably believed by the disclosing party to be required by law or authorized by the other party (which, for the Shareholders, shall be the Shareholder Representative), or otherwise made publicly available by the other party, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that Shareholders reasonably believe after consultation with counsel that they are required by law to disclose any Confidential Information described in this
Section 7.03, the Shareholder Representative will (a) use its commercially reasonable efforts to provide the Parent with reasonably prompt notice before such disclosure in order that the Parent may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to Confidential Information, and (b) cooperate with the Parent in attempting to obtain such order or assurance. The provisions of this Section 7.03 shall not apply to any information which is in the public domain or shall come into the public domain, other than by reason of fault by the Shareholders or becomes known in the industry through no wrongful act on the part of the Shareholders. In addition, the parties hereto agree and acknowledge that nothing in this
Section 7.03 shall prohibit a Shareholder from disclosing to its officers, directors, partners, managers or shareholders the specific terms and conditions of the transactions to be consummated pursuant to this Agreement.

         7.04. EMPLOYMENT FOLLOWING EFFECTIVE TIME. All Company Employees employed immediately prior to the Effective Time shall remain employed by the Surviving Corporation, New LLC or an affiliate thereof immediately following the Effective Time (a "Surviving Employee"). The parties hereto acknowledge that the employment of any Surviving Employee may be transferred to Parent, or to an affiliate of any of Parent, the Surviving Corporation or New LLC. Nothing in this Agreement, however, is intended to or shall be interpreted to require Parent, the Surviving Corporation, New LLC or an affiliate of any of Parent, the Surviving Corporation or New LLC to continue the employment of any Surviving Employee for any period of time following the Effective Time.

         7.05. COMPLETION OF MERGER BETWEEN NEW LLC AND THE COMPANY. As soon as possible, but in any event no later than the close of business on the first business day immediately following the Effective Time, the Company, as part of a single plan of reorganization of which the Merger is a part, shall be merged with and into New LLC in accordance with the provisions of Minnesota and Delaware law. New LLC shall ultimately be the surviving entity in the Merger.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         8.01. GENERALLY. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of Parent and the Company (in the case of the Company, as approved by its Board of Directors);

                  (b) by Parent or the Company (in the case of the Company, as approved by its Board of Directors) if the transactions contemplated hereby shall not have been consummated on or before February 28, 2004 (which date may be extended by mutual agreement of Parent and the Company (in the case of the Company, as approved by its Board of Directors)), provided that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Parent is seeking to terminate this Agreement, of Merger Subsidiary) to comply with its obligations under this Agreement;

                  (c) by Parent, if (i) any of the conditions set forth in
         Section 6.01 hereof shall become impossible to fulfill other than for reasons within the control of Parent or Merger Subsidiary, and such conditions shall not have been waived pursuant to Section 11.03 hereof; or (ii) the Shareholder Approval shall not have been obtained within 45 days after the signing of this Agreement; or

                  (d) by the Company (as approved by its Board of Directors), if
         (i) any of the conditions set forth in Section 6.02 hereof shall become impossible to fulfill other than for reasons within the control of the Company, and such conditions shall not have been waived pursuant to
         Section 11.03 hereof; or (ii) the Shareholder Approval shall not have been obtained within 45 days after the signing of this Agreement.

         8.02. PROCEDURE AND EFFECT OF TERMINATION AND ABANDONMENT. Upon termination of this Agreement by the Company or Parent pursuant to Section 8.01 hereof, written notice thereof shall immediately be given to the other such party and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party to this Agreement, except to the extent the termination is a direct result of a willful and material breach or violation by such party of a representation, warranty or covenant contained in this Agreement and except for continuing obligations under Section 5.05.

                                   ARTICLE IX

                           SHAREHOLDER REPRESENTATIVE

         9.01. DESIGNATION. Subject to the terms and conditions of this Article IX, Michael Gorman and Jeffrey L. Laurel, and each of them acting alone, with full power of substitution and re-substitution, is designated by the Company, on behalf of each Shareholder, as the representative (either or both of such persons acting individually, when acting in such capacity, being defined herein as the "Shareholder Representative") of the Shareholders to serve, and Parent hereby acknowledges that the Shareholder Representative shall serve, as the sole representative of the Shareholders, from and after the Effective Time with respect to the matters set forth in this Agreement and the Escrow Agreement, such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Shareholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement or the Escrow Agreement, the Shareholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholder Representative.

         9.02. AUTHORITY. Each of the Shareholders, by (a) voting in favor of this Agreement and the transactions contemplated herein at the special meeting of the Shareholders to be duly called and held, (b) approving this Agreement and the transactions contemplated herein by signing a Written Consent in Lieu of Meeting, or (c) accepting any portion of the consideration to be paid pursuant to Section 1.06 will, effective as of the Effective Time, irrevocably appoint the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement, including full power and authority on such member's behalf (i) to take all actions which the Shareholder Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to the payment of the Cash Flow Holdback Indemnification Escrow Amount and any claims for indemnification pursuant to Article X hereof, including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against, and other disputes with, Parent pursuant to this Agreement or any of the agreements or transactions contemplated hereby,
(ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as he shall deem necessary or prudent in connection with the administration of the foregoing, (iii) to provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing the Escrow Agent to reimburse the Shareholder Representative for such expenses, (iv) to disburse to the Shareholders all indemnification payments received from Parent under Article X hereof, (v) to accept and receive notices to the Shareholders pursuant to this Agreement, and (vi) to take all other actions and exercise all other rights which the Shareholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Shareholders, by the adoption of this Agreement either at the special meeting of the Shareholders or by Written Consent in Lieu of Meeting referred to in Section 5.02, or by accepting any portion of the consideration to be paid pursuant to
Section 1.06, agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and acts by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

         9.03. RESIGNATION. In the event that both individuals authorized hereunder as a Shareholder Representative shall die, become incapacitated, resign or otherwise fail to act on behalf of the Shareholders for any reason, the Shareholder Representative shall be such other person as shall be selected by Christopher D. Heim, and such substituted representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement.

         9.04. RELIANCE BY THIRD PARTIES ON THE SHAREHOLDER REPRESENTATIVE'S AUTHORITY. The Shareholder Representative is authorized to act on behalf of the Shareholders notwithstanding any dispute or disagreement among the Shareholders, and the other parties hereto shall be entitled to rely on any and all action taken by the Shareholder Representative without any liability to, or obligation to inquire of, any Shareholder even if such party shall be aware of any actual or potential dispute or disagreement among the Shareholders. Each of the other parties hereto is expressly authorized to rely on the genuineness of the signature of the Shareholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative, the other parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

         9.05. EXCULPATION AND INDEMNIFICATION. Neither the Shareholder Representative nor any agent employed by him shall be liable to any Shareholder relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be indemnified and held harmless by the Shareholders against all Losses (as hereinafter defined) paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholder Representative is made a party by reason of the fact that he was acting as the Shareholder Representative pursuant to this Agreement; provided, however, that the Shareholder Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith; and provided further, however, that the Shareholder Representative shall have recourse only against the unpaid Indemnification Escrow Amount (fully subordinated in right of payment and otherwise to Parent's claims thereto, whether or not then existing or known), with respect to such Losses as provided in the next two sentences of this
Section 9.05. Any amount owing to the Shareholder Representative from the Shareholders pursuant to this Section 9.05 shall be reduced on a pro rata basis from the next succeeding distribution(s) of the Indemnification Escrow Amount by the Escrow Agent to the Shareholders, and shall be payable solely from such source. The Shareholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter.

                                   ARTICLE X

                                 INDEMNIFICATION

         10.01. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders and each of their successors and assigns (solely through the Indemnification Escrow Amount as set forth in Section 10.08(c)) shall indemnify, defend, reimburse and hold harmless Parent, Merger Subsidiary, New LLC, the Company (following the Effective Time), and each of their respective directors, officers, employees and agents (each a "Buyer Indemnified Party" and collectively, "Buyer Indemnified Parties") from and against any and all Losses (as defined in Section 10.10) resulting from or relating to (a) any breach of any representation or warranty of the Company contained in Article III of this Agreement or (b) the breach or failure to perform by the Company of any of its covenants or agreements set forth in Articles V and VII of this Agreement.

         10.02. INDEMNIFICATION BY PARENT, MERGER SUBSIDIARY AND NEW LLC. Parent, Merger Subsidiary and New LLC shall indemnify, defend, reimburse and hold harmless the Shareholders, their successors and assigns and each of their respective directors, officers, employees and agents (each a "Shareholder Indemnified Party" and collectively, "Shareholder Indemnified Parties") from and against any and all Losses resulting from or relating to (a) any breach of any representation or warranty of Parent or Merger Subsidiary contained in this Agreement or (b) the breach or failure to perform by Parent or Merger Subsidiary of any of Parent's or Merger Subsidiary's covenants or agreements set forth in
Article V and VII of this Agreement.

         10.03. NOTICE OF THIRD-PARTY CLAIMS. In no case shall any Indemnitor (as defined in Section 10.10) under this Agreement be liable with respect to any Third-Party Claim (as defined Section 10.10) against any Indemnitee (as defined in Section 10.10) unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice (as hereinafter defined) and the following conditions are satisfied:

                  (a) TIMELY DELIVERY OF CLAIM NOTICE. Except as provided in paragraphs (b) and (c) of this Section 10.03, and subject to Section
         10.07 below, no right to indemnification under this Article X shall be available to the Indemnitee with respect to a Third-Party Claim unless the Indemnitee shall have delivered to the Indemnitor, with a copy to the Escrow Agent, within the Notice Period (as defined in Section 10.10) a notice ("Claim Notice") describing in reasonable detail the facts giving rise to such Third-Party Claim and stating that the Indemnitee intends to seek indemnification for such Third-Party Claim from the Indemnitor pursuant to this Article X.

                  (b) LATE DELIVERY OF CLAIM NOTICE. If, in the case of a Third-Party Claim, a Claim Notice is not given to the Indemnitor within the Notice Period, the Indemnitee shall nevertheless be entitled to be indemnified under this Article X (i) if the Indemnitee can establish that the time elapsed between the end of the Notice Period and the giving of the Claim Notice is reasonable in all the circumstances; or
         (ii) to the extent (but only to the extent) that the Indemnitee can establish that the Indemnitor has not been prejudiced by such time elapsed.

                  (c) PAID OR SETTLED CLAIMS. If a Claim Notice is not given by the Indemnitee prior to the payment or settlement by the Indemnitee of a Third-Party Claim, the Indemnitee shall only be entitled to be indemnified under this Article X to the extent (and only to the extent) that the Indemnitee can establish that the Indemnitor has not been prejudiced by such payment or settlement.

         10.04. DEFENSE OF THIRD-PARTY CLAIMS. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third-Party Claim, the Indemnitor may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee shall be at the expense of the Indemnitor only if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized by the Indemnitor. If the Indemnitor does not notify the Indemnitee within thirty (30) days after receipt of the Claim Notice that the Indemnitor elects to undertake the defense thereof, the Indemnitee shall have the right to defend at the expense of the Indemnitor the claim with counsel of its choosing reasonably satisfactory to the Indemnitor, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. In such event, the Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty
(30)-day period shall be deemed an acceptance of such notice. If the Indemnitor has assumed the defense of a claim from the Indemnitee, the Indemnitee shall have the right to settle any such claim over the objection of the Indemnitor only if the Indemnitee waives any right to indemnity therefor. So long as the Indemnitor is conducting the defense of any Third-Party Claim in accordance with the terms hereof, the Indemnitee agrees that Indemnitor shall have full and complete control over the conduct of such proceeding, including any settlement thereof.

         10.05. NOTICE OF OTHER CLAIMS. In the event any Indemnitee should have a claim against any Indemnitor hereunder that does not involve a Third-Party Claim being asserted against or sought to be collected from the Indemnitee, the Indemnitee shall notify the Indemnitor, with a copy to the Escrow Agent, with reasonable promptness of such claim by the Indemnitee, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim. The Indemnitor shall remit (except if the Indemnitor is the Shareholder Representative acting on behalf of the Shareholders, in which case the Indemnitor shall instruct the Escrow Agent to remit) payment for the amount of such claim upon receipt of an invoice therefor, or in the event of a dispute, the Indemnitee and the Indemnitor shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations, such dispute shall be resolved in accordance with Section 11.16 hereof.

         10.06. ACCESS AND COOPERATION. After the Closing Date, Parent, the Surviving Corporation and New LLC on the one hand, and the Shareholders, on the other hand, shall each cooperate fully with the other as to all claims for indemnification hereunder, shall make available to the other as reasonably requested all information, books, records and documents that may be potentially relevant to any and all claims and shall preserve all such information, books, records and documents until the termination of any claim. Parent, the Surviving Corporation and New LLC, on the one hand, and the Shareholders, on the other hand, shall each also make available to the other, as reasonably requested, its personnel, agents and other representatives who are responsible for preparing or maintaining information, books, records or other documents, or who may have particular knowledge with respect to any claim.

         10.07. TERM OF INDEMNITIES. Except as hereinafter expressly provided, the right to indemnification under Sections 10.01 and 10.02 hereof shall expire twelve (12) months following the Closing Date; provided, however, that such limitation shall not be applicable to an indemnification claim for which a Claim Notice was given within the twelve-month period following the Closing Date with respect to claims under Section 10.01, to the extent any such claim is pending upon expiration of the applicable period. Any such pending claim shall survive in respect of that claim until the final determination or settlement of that claim.

         10.08. LIMITATIONS ON LIABILITY.

                  (a) REMEDIES EXCLUSIVE. Except as specifically provided for herein, each of the Parent, Merger Subsidiary, New LLC and the Shareholders acknowledge and agree that, should the Closing occur, the sole and exclusive remedy of each party hereto with respect to any and all claims arising out of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X; provided, however, that this Section 10.08 shall not apply to Losses resulting from fraud or intentional misrepresentation.

                  (b) BASKET.

                           (i) No claim for indemnification under Sections 10.01
                  or 10.02 shall be made by Parent, a Buyer Indemnified Party or a Shareholder Indemnified Party with respect to any breach resulting in an individual item of Loss, or related items of Losses arising out of substantially similar facts and circumstances, unless and until the amount of such Losses suffered by the Buyer Indemnified Parties or the Shareholder Indemnified Parties exceeds $15,000, at which point a claim can be made for the entire amount of such Losses, subject to the limitations set forth in Section 10.08(b)(ii); and

                           (ii) Except as hereinafter expressly provided, no
                  claim for indemnification under Sections 10.01 or 10.02 shall be made by a Buyer Indemnified Party or Shareholder Indemnified Party, as the case may be, unless and until the aggregate amount of all Losses suffered by the Buyer Indemnified Parties or the Shareholder Indemnified Parties exceeds $500,000 (the "Basket"), and then the aggregate amount of all such Losses including the full amount of the Basket shall be recoverable by the Buyer Indemnified Party or Shareholder Indemnified Party, as the case may be; provided, however, that claims for indemnification arising solely from any breach of any representation or warranty of the Company set forth in Section 3.07 ("Tax Claims") may be made by a Buyer Indemnified Party at such time as the aggregate amount of all Losses suffered by the Buyer Indemnified Parties arising from Tax Claims exceeds $100,000 (the "Tax Basket"), and then the aggregate amount of all such Losses including the full amount of the Tax Basket shall be recoverable by the Buyer Indemnified Party.

                  (c) LIABILITY LIMITED TO INDEMNIFICATION ESCROW AMOUNT. Parent and the Surviving Corporation shall have recourse only against the undisbursed Indemnification Escrow Amount with respect to any Losses, in accordance with the terms of the Escrow Agreement, except in the event of fraud or intentional misrepresentation. Neither the Shareholders nor any of their successors and assigns shall have any liability separate from, or in addition to, the Indemnification Escrow Amount.

                  (d) EFFECT OF ADJUSTMENTS AND RESERVES. Notwithstanding any other provision in this Agreement to the contrary, neither the Shareholders nor their successors and assigns shall have any liability for, and a Buyer Indemnified Party shall not bring any indemnification claim against any Shareholder or its successors or assigns for, any of the following: (i) a Loss, to the extent that the amount thereof was
         (A) included in the calculation of the merger consideration payable pursuant to Sections 1.05 and 1.06 or (B) the basis of an adjustment made to the merger consideration pursuant to Sections 1.05 and 1.06; or
         (ii) a Loss, to the extent that it is reflected or reserved for on the Actual Balance Sheet and incorporated into the calculation of an adjustment as described under Section 10.08(d)(i)(B). In addition, in no event shall any such Loss referred to in this Section 10.08(d) be included in the Basket.

                  (e) OTHER LIMITATIONS. Notwithstanding any of the foregoing,
         (i) Parent, Merger Subsidiary and the Surviving Corporation shall have no recourse against the Company's officers, directors or agents other than in their capacities as Shareholders otherwise entitled to receive distributions from the Indemnification Escrow Amount under the Escrow Agreement, and (ii) indemnification owing from any Shareholder who is or was an officer or director of the Company shall not be deemed for any purpose to be a claim covered by indemnification owing to such Shareholder by the Company under any law, bylaw or agreement whatsoever.

         10.09. INDEMNIFICATION ESCROW AMOUNT AND TERM.

         (a) Except as provided in Section 10.09(b) below, the Escrow Agreement will provide that, on the date that is twelve (12) months from the Closing Date (the "Release Date"), the Escrow Agent shall release from escrow and deliver to the Shareholders the remaining Indemnification Escrow Amount and the Escrow Agreement shall terminate on such date.

         (b) If there are outstanding indemnification claims on the Release Date, and the remaining Indemnification Escrow Amount would not cover the amount of such pending claims, then an amount adequate to cover such pending claims shall be withheld by the Escrow Agent from the Indemnification Escrow Amount, and the Escrow Agreement shall continue, for as long as required to cover such pending claims.

         10.10. INDEMNITY DEFINITIONS.

         "Indemnitee" means any person who may be entitled to seek indemnification pursuant to the provisions of Sections 10.01 or 10.02 hereof (or the Shareholder Representative in the case of indemnification owing to the Shareholders).

         "Indemnitor" means any person who may be obligated to provide indemnification pursuant to Sections 10.01 or 10.02 hereof (or the Shareholder Representative in the case of indemnification to be provided by the Shareholders).

         "Loss" or "Losses" means any and all demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, damages (but, except with respect to any Third-Party Claim and/or a claim relating to fraud or intentional misrepresenation, excluding incidental, special, consequential, exemplary, punitive and similar damages), costs and expenses paid or incurred, including without limitation any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions and all amounts paid in settlement of claims or actions in accordance with Section 10.04 hereof. The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts recovered or recoverable by the Indemnitee under insurance policies with respect thereto (and thus any such amounts shall not be included in calculating the deductible set forth in Section 10.08 (b)) and shall be (i) increased to take account of any net tax costs actually incurred by the Indemnitee in connection with the receipt of indemnity payments hereunder and (ii) reduced to take into account the then present value of any net tax benefit (including as a result of any basis adjustment) realized or to be realized by the

Indemnitee in connection with any such Loss. In computing the amount of any such net tax cost or net tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any Loss.

         "Notice Period" as applied to any Third-Party Claim for which an Indemnitee seeks to be indemnified pursuant to Article X hereof, means the period ending on the earlier of the following:

                  (i) Six months after the time at which the chairman, president or any vice president or secretary (each a "Specified Officer") of the Indemnitee (or the Indemnitee, if the Indemnitee is an individual) has either (x) received actual notice of the facts giving rise to such Third-Party Claim or (y) commenced an active investigation of circumstances likely to give rise to such Third-Party Claim and, in each case, where such Specified Officer (or Indemnitee, if an individual) believes or should reasonably believe that such facts or circumstances could reasonably be expected to give rise to such Third-Party Claim for which such Indemnitee would be entitled to Indemnification pursuant to Article X hereof; provided, however, in no event shall the Notice Period extend past the one year anniversary of the Closing Date;

                  (ii) With respect to any Third-Party Claim that has become the subject of proceedings before any court or tribunal, such time as would allow the Indemnitor sufficient time to contest, on the assumption that there is an arguable defense to such Third-Party Claim, such proceeding prior to any judgment or decision thereon; or

                  (iii) With respect to any Third-Party Claim that has become the subject of settlement proceedings, such time as would provide the Indemnitor sufficient time prior to such settlement to determine whether to contest such claim and assume the defense pursuant to
         Section 10.04 hereof.

         "Third-Party Claims" means any and all Losses which arise out of or result from (i) any claims or actions asserted against an Indemnitee by a third party, (ii) any rights of a third party asserted against an Indemnitee, or (iii) any liabilities of, or amounts payable by an Indemnitee to a third party arising in respect of, claims, actions and rights referred to in the foregoing clauses
(i) or (ii).

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY, PARENT AND MERGER SUBSIDIARY.

                  (a) The representations, warranties and covenants of the Company set forth in Articles III and V of this Agreement and in any directly related closing certificate or Disclosure Schedule furnished in connection herewith shall survive the Closing Date but shall expire on the date which is twelve (12) months following the Closing Date.

                  (b) The representations, warranties and covenants of Parent and Merger Subsidiary set forth in Articles IV and V of this Agreement and in any directly related closing certificate furnished in connection herewith shall survive until the date which is twelve (12) months following the Closing Date.

         11.02. AMENDMENT AND MODIFICATION. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto (in the case of the Company, as approved by its Board of Directors) at any time prior to the Effective Time with respect to any of the terms contained herein, except that after the Shareholder Approval contemplated by Section 5.02 hereof, the amount of the merger consideration shall in no event be decreased and the form of the merger consideration shall in no event be altered without the approval of the Shareholders.

         11.03. WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 6.01(b) and 6.02(b) of this Agreement) may be waived in writing by the Company, or by Parent and Merger Subsidiary, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.03.

         11.04. EXPENSES. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the legal and accounting fees of the Company shall be payable in accordance with the provisions set forth in Section 1.06 of this Agreement.

         11.05. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party to this Agreement shall issue any press release or make any announcement or other verbal or written communication to employees, third parties or the public relating to the subject matter of this Agreement without prior written approval of the other parties; provided, however, that each of the Company and Parent may make any public disclosure it reasonably believes in good faith (based upon written opinion of counsel) is required by applicable law or, in the case of Parent, any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement prior to making the disclosure).

         11.06. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

         11.07. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, effective when delivered, or (b) if sent by facsimile, telecopy or other electronic transmission device, when receipt is acknowledged; provided, however, that if receipt is acknowledged after normal business hours of the recipient, notice shall be deemed to have been given on the next business day, or (c) if delivered by express delivery service, effective when delivered, or (d) if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If to Parent or Merger Subsidiary, to it at or c/o:

              3M Company
              Building 220-4W-03
              3M Center
              St. Paul, MN 55144
              Facsimile: (651) 736-5516

              Attention: Division Vice President
              Industrial Services and Solutions Division

                        with a copy to:

              3M Company
              Building 220-14W-07
              3M Center
              St. Paul, MN 55144
              Facsimile: (651) 736-7859

              Attention: Senior Vice President
              Legal Affairs

              If to the Company, to it at:

              HighJump Software, Inc.
              6455 City West Parkway
              Eden Prairie, MN 55344
              Facsimile: (952) 947-0440

              Attention: Chief Executive Officer

                        with a copy to:

              Dorsey & Whitney LLP
              50 South Sixth Street
              Suite 1500
              Minneapolis, MN 55402
              Facsimile: (612) 340-7800

              Attention: Kenneth L. Cutler

         11.08. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. Except for the provisions of Article I and Sections 7.01 and 7.02 hereof, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         11.09. INTERPRETATION. As used in this Agreement, unless otherwise expressly defined herein, (i) the term "including" shall mean "including without limitation"; (ii) the term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization and a government or any department or agency thereof; (iii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended; (iv) the phrase "business day" shall mean any day other than a Saturday, Sunday or a day which is a statutory holiday under the laws of the United States or the State of Illinois; (v) all dollar amounts are expressed in United States funds; and (vi) the phrase "to the knowledge of the Company" or any similar phrase shall mean the knowledge of one or more of the following officers of the Company: Chris Heim (the Company's President and Chief Executive Officer), and Dan Mayleben (the Company's Chief Financial Officer), including facts of which a reasonably prudent person in a similar position should have known ,following due inquiry.

         11.10. DISPUTE RESOLUTION.

                  (a) Any disagreement or dispute (a "Dispute") between the parties arising out of or related to this Agreement shall be resolved in the manner provided in this Section 11.10. In the event of a Dispute, either party may, by written notice to the other party, request that such Dispute be referred to the Division Vice President of Industrial Services and Solutions Division of Parent and the Shareholder Representative, who shall negotiate in good faith to attempt to resolve the Dispute. No settlement reached under this Section 11.10 shall be binding on the parties until reduced to a writing signed by the parties.

                  (b) If the procedure outlined in Section 11.10 fails to bring about a resolution of each outstanding Dispute within 30 days following notice thereof, then the parties shall promptly initiate a voluntary, non-binding mediation conducted by a mutually agreed upon mediator in Minneapolis, Minnesota. If the parties do not agree upon a mediator, they shall request the American Arbitration Association to appoint a capable mediator for them in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association in effect as of the date of this Agreement. Parent and Shareholder Representative shall each bear one-half of the costs and expenses of the mediation and shall endeavor in good faith to resolve therein each outstanding Dispute. No settlement reached under this Section 11.10 shall be binding upon the parties until reduced to a writing signed by the parties. In the event the parties are unable to resolve any outstanding Dispute as provided above, then such outstanding Dispute shall be determined by litigation conducted in accordance with this Agreement.

         11.11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota without giving effect to conflict or choice of laws principles that may be applicable.

         11.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.13. HEADINGS; INTERNAL REFERENCES. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         11.14. NUMBER; GENDER. Whenever the context so requires, the singular shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         11.15. ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedules hereto and the Confidentiality Agreement described in
Section 5.05 hereof, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter, including but not limited to the Original Merger Agreement. There are no restrictions, promises, representations, warranties (express or implied), covenants or undertakings of the parties, other than those expressly set forth or referred to in this Agreement or such Confidentiality Agreement.

         11.16. ENFORCEMENT.

                  (a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms or were otherwise breached. Each party shall be entitled to injunctive relief to prevent any breach of this Agreement and to enforce this Agreement specifically in any court of the State of Minnesota or any court of the United States located in the State of Minnesota (in each case in addition to any other remedy to which such party is entitled at law or in equity).

                  (b) In addition, each party hereby:

                           (i) submits itself to the personal jurisdiction of
                  (A) the courts of the State of Minnesota; and (B) the United States District Court for the District of Minnesota with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute;

                           (ii) agrees that it will not attempt to deny or
                  defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and

                           (iii) agrees that it will not bring any action
                  relating to this Agreement (or any transactions contemplated by this Agreement) in any court other than the courts referred to in Section 11.16(b)(i) above.

         11.17. WAIVER. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ESCROW AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.18. SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

         11.19. DISCLOSURE SCHEDULES.

                  (a) Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

                  (b) A disclosure made by the Company in any Section of this Agreement or any Disclosure Schedule that is sufficient to reasonably inform the Parent of information required to be disclosed in another Section of this Agreement or another Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed, for all purposes of this Agreement, to have been made with respect to such other Section of this Agreement or such Disclosure Schedule. In no event shall the mere listing in a Disclosure Schedule (or the mere provision by the Company to the Parent of a copy) of a document or other item be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself, or unless the listing of a document or item in a Disclosure Schedule otherwise reasonably informs the Parent of an exception to such representation or warranty).

         11.20. DEFINITIONS.
                                                                Section or Place
         Term                                                    Where Defined
         ----                                                   ----------------
         2000 Plan................................................. 1.08
         Additional Closing Cash Consideration..................... 1.06(b)
         affiliate................................................. 11.09
         Aggregate Cash Amount .................................... 1.05(c)
         Aggregate Consideration .................................. 1.05(c)
         Agreement................................................. Preamble
         Articles of Merger........................................ 1.02
         Base Balance Sheet........................................ 3.05
         Base Balance Sheet Date................................... 3.05
         Basket.................................................... 10.08(b)
         business day.............................................. 11.09
         Buyer Indemnified Parties................................. 10.01
         Cash Balance.............................................. 1.06(a)
         Cash Flow Holdback........................................ 1.09(b)
         Claim Notice.............................................. 10.03(a)
         Closing................................................... 2.01
         Closing Cash Consideration ............................... 1.06(a)
         Closing Date ............................................. 2.01
         Closing Balance Sheet..................................... 1.06(a)
         Code...................................................... Recitals
         Company................................................... Preamble
         Confidential Information.................................. 7.03
         DGCL...................................................... Recitals
         Disclosure Schedules ..................................... Article III
         Dispute................................................... 11.10(a)
         Dissenting Share ......................................... 1.07
         Effective Time ........................................... 1.02
         Employee Benefit Plan .................................... 3.14(e)(i)
         Employee Pension Benefit Plan ............................ 3.14(e)(ii)
         Employee Welfare Benefit Plan ............................ 3.14(e)(iii)
         Environmental Law ........................................ 3.15(a)(i)
         ERISA..................................................... 3.14(a)(i)
         Escrowed Funds............................................ 1.09(b)
         Exchange Act.............................................. 4.05(a)

         Final Closing Cash Consideration.......................... 1.06(c)
         Financial Statements ..................................... 3.05
         Form S-3.................................................. 5.12
         Fully Diluted Shares...................................... 1.08
         Hazardous Substance....................................... 3.15(a)(ii)
         HSR Act................................................... 3.04
         Incentive Program 1....................................... 5.10(a)
         Incentive Program 2....................................... 5.10(b)
         including ................................................ 11.09
         Indemnification Escrow Amount ............................ 1.09(b)
         Indemnitee ............................................... 10.10
         Indemnitor ............................................... 10.10
         Intellectual Property Rights ............................. 3.11(a)
         IP Embodiments............................................ 3.11(a)
         Key Employees ............................................ 5.09
         Leases ................................................... 3.08
         Losses.................................................... 10.10
         Management Incentive Plan................................. 5.10
         Material Adverse Effect................................... 3.01
         Material Contracts ....................................... 3.10
         MBCA ..................................................... Recitals
         Merger ................................................... Recitals
         Merger Subsidiary ........................................ Preamble
         Multiemployer Plan ....................................... 3.14(e)(iv)
         Notice Period ............................................ 10.10
         Option Settlement Amount ................................. 1.08
         Original Merger Agreement................................. Recitals
         Parent.................................................... Preamble
         Parent Common Stock....................................... 1.05(a)(i)
         Parent Material Adverse Effect............................ 6.01(i)
         Parent SEC Reports........................................ 4.05(a)
         Parent Share Value........................................ 1.05(d)
         Permitted Liens........................................... 3.09
         person.................................................... 11.09
         Real Property............................................. 3.08
         Release Date.............................................. 10.09(a)
         Retention Program......................................... 5.11
         Reviewing Party........................................... 1.10(b)
         SEC....................................................... 5.12
         Shareholder Indemnified Parties........................... 10.02

         Specified Officer......................................... 10.10
         Shareholder Approval ..................................... 5.02
         Shareholder Representative ............................... 9.01
         Shareholders ............................................. Recitals
         Stock Options ............................................ 1.08
         Surviving Corporation .................................... 1.01
         Taxes .................................................... 3.07
         Tax Basket................................................ 10.08(b)(ii)
         Tax Claims................................................ 10.08(b)(ii)
         Tax Returns............................................... 3.07
         Third Party Acquisition Offer ............................ 5.03
         Third Party Claims........................................ 10.10
         to the knowledge of the Company .......................... 11.09
         Transaction Fees.......................................... 1.06(a)
         Warrants ................................................. 1.05(a)(ii)
         [Remainder of Page Intentionally Left Blank]

             SIGNATURE PAGE TO AMENDED AGREEMENT AND PLAN OF MERGER

         IN WITNESS WHEREOF, the parties hereto do execute and deliver this Agreement as of the date first above written.



                                             COMPANY:

                                             HIGHJUMP SOFTWARE, INC.


                                             By /s/  Christopher D. Heim
                                                --------------------------------
                                                Name:  Christopher D. Heim
                                                Title: President



                                             PARENT:

                                             3M COMPANY


                                             By /s/ John F. Pohl
                                                --------------------------------
                                                Name:  John F. Pohl
                                                Title: Division Vice President



                                             MERGER SUBSIDIARY:

                                             STEELER MERGER CORPORATION


                                             By /s/ Gregg M. Larson
                                                --------------------------------
                                                Name:  Gregg M. Larson
                                                Title: Incorporator



                                             NEW LLC:

                                             STEELER MERGER LLC


                                             By /s/ Gregg M. Larson
                                                --------------------------------
                                                Name:  Gregg M. Larson
                                                Title: Authorized Person



             SIGNATURE PAGE TO AMENDED AGREEMENT AND PLAN OF MERGER